UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Financial Institutions, Inc.

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FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 6, 2015

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held at the Woodcliff Hotel & Spa, 199 Woodcliff Drive, Fairport, New York 14450 on Wednesday, May 6, 2015, at 10:00 a.m. (the “Annual Meeting”) for the following purposes:

1.	Election of Directors. To elect three directors, each to serve a three-year term;

2.	Advisory Vote on Executive Compensation. To vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers (commonly referred to as a “say on pay” vote);

3.	Long-Term Incentive Plan. To vote on a proposal to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan;

4.	Ratification of Independent Accountants. To vote on a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Note: We are not requesting authority to issue any additional shares of our common stock under Proposal 3.

The record date for the Annual Meeting is March 12, 2015. Only our shareholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2014 is being mailed with this Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy card or the voting instructions provided by your broker.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2015

Our Proxy Statement is attached. Financial and other information concerning our company is contained in our Annual Report to Shareholders for the year ended December 31, 2014 (“annual report”). Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Proxy Statement, annual report and a proxy card, and by notifying you of the availability of these proxy materials on the Internet. This Proxy Statement and our annual report are available on our corporate website at asm.fiiwarsaw.com.

By Order of the Board of Directors

/s/ Sonia Dumbleton
Sonia M. Dumbleton
Corporate Secretary

Warsaw, New York

March 25, 2015

FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

PROXY STATEMENT

INTRODUCTION

The Financial Institutions, Inc. Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Financial Institutions, Inc. 2015 Annual Meeting of Shareholders (the “meeting”) and any adjournments thereof. The notice of meeting, this Proxy Statement and the enclosed form of proxy are first being mailed to our shareholders on or about March 25, 2015. In this Proxy Statement, we may also refer to Financial Institutions, Inc. and its subsidiaries as “Financial Institutions,” the “Company,” “we,” “our” or “us”.

Financial Institutions is the holding company for Five Star Bank. In this Proxy Statement, we may also refer to Five Star Bank as the “Bank”.

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

What are the date, time and place of the meeting?

Date:	May 6, 2015
Time:	10:00 a.m., local time
Place:	Woodcliff Hotel & Spa
199 Woodcliff Drive
Fairport, NY 14450

What matters are to be voted upon at the meeting?

At the meeting, record holders of our common stock will consider and vote on proposals to:

•	Elect as directors the three nominees named in this Proxy Statement for a term of three years (see “Proposal 1 – Election of Directors” on page 10);

•	Approve a non-binding, advisory resolution to approve the compensation paid to our named executive officers (see “Proposal 2—Advisory Vote to Approve the Compensation of Our Named Executive Officers” on page 49);

•	Approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan; (see “Proposal 3 – Approval of the Financial Institutions, Inc. 2015 Long-Term Incentive Plan” on page 49); and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm” on page 54).

As of the date of this Proxy Statement, these four proposals are the only matters that our Board of Directors intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the three nominees for director named in this Proxy Statement;

•	FOR the proposal to approve a non-binding, advisory resolution to approve the compensation paid to our named executive officers;

•	FOR the proposal to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan; and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Note: We are not requesting authority to issue any additional shares of our common stock under Proposal 3.

Who can vote at the meeting?

Our shareholders of record as of the close of business on March 12, 2015 are entitled to vote at the meeting. On that date, there were 14,166,792 shares of our common stock (each, a share) outstanding and entitled to vote.

How many shares must be present to conduct the meeting?

We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the shares entitled to vote. Proxies received but marked as abstentions and broker non-votes, which are described below, will be counted for the purpose of determining the existence of a quorum. An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the meeting.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, you have the right to direct your broker or other intermediary on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or other intermediary that holds your shares, giving you the right to vote your shares at the meeting. Your broker or other intermediary has provided you with instructions regarding how to direct the voting of your shares. If you do not instruct your broker how to vote, your broker will only be permitted to vote for Proposal 4 at the meeting because it is considered a routine matter.

How do I vote before the meeting?

If you are a record holder, you may vote your shares by mail by completing, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone or by Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

By completing and returning a proxy card, participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan (which we refer to as the “Plan”) who hold shares of our common stock in their Plan accounts, direct the trustee of the Plan to vote these shares as indicated on the proxy card. Any shares in a Plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose Plan accounts hold such shares.

With respect to the election of directors (Proposal 1), you may either vote for all the nominees to the Board of Directors, withhold authority to vote for any nominee(s) you specify or you may withhold authority to vote for all of the nominees as a group. For the proposal to approve a non-binding, advisory resolution to approve the compensation paid to our named executive officers (Proposal 2), the proposal to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (Proposal 3) and the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 4) you may vote for, against or abstain from voting.

May I vote at the meeting?

Yes, you may vote your shares at the meeting if you attend in person. If your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming (1) your beneficial ownership of the shares, (2) that the broker, bank, or other nominee is not voting the shares at the meeting, and (3) granting you a legal proxy to vote the shares in person or at the meeting. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person. For information on how to obtain directions to the meeting, please contact us at (585) 786-1100.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

How many votes do I have?

Each share that you own as of the close of business on March 12, 2015 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on March 12, 2015, there were 14,166,792 shares outstanding.

May I change my vote after I submit my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	Properly submitting a later dated proxy;

•	Notifying the Corporate Secretary of Financial Institutions in writing before the meeting that you have revoked your proxy; or

•	Voting in person at the meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions you received from your nominee to change those instructions.

How are my shares voted if I submit a proxy but do not specify how I want to vote?

If you submit a properly executed proxy card and specify how you want to vote, the persons named on the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the three nominees for director named in this Proxy Statement;

•	FOR the proposal to approve a non-binding, advisory resolution to approve the compensation paid to our named executive officers;

•	FOR the proposal to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan; and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

With respect to the transaction of such other business as may properly come before the meeting, each proxy received will be voted in accordance with the best judgment of the persons appointed as proxies. At this time, the Board of Directors knows of no such other business.

What is a broker non-vote?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to NASDAQ-listed companies, brokers have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card you receive from your broker. Please return your voting instruction card to your broker and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

What vote is required to elect directors?

Our shareholders elect directors by a plurality vote, which means that the three director nominees for election who receive the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes (defined above) will have no effect on the outcome of the voting to elect directors. The Board of Directors believes that the nominees will be available and able to serve as directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors.

What vote is required to approve the non-binding, advisory resolution to approve the compensation paid to our named executive officers?

This matter is being submitted to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers. In order to be approved on an advisory, non-binding basis, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development & Compensation Committee will review the results of the vote and evaluate whether any actions are necessary to address such results.

What vote is required to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan?

In order for the Financial Institutions, Inc. 2015 Long-Term Incentive Plan to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

What vote is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm?

In order for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal.

Who pays for the solicitation of proxies?

We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

How can I find out the results of the voting at the meeting?

We will announce preliminary results at the meeting. We will report final results of the votes at the meeting in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at our 2016 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than November 26, 2015. Such proposals also must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the annual meeting of shareholders that is not intended to be included in our proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the shareholder must provide the information required by our By-laws and give timely notice to our Corporate Secretary in accordance with our By-laws. In general, our By-laws require that the notice be received by our Corporate Secretary no later than 60 days and not more than 90 days prior to the scheduled date of the 2016 annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MANAGEMENT

The following table shows, as of March 12, 2015, the beneficial ownership of shares of Financial Institutions, Inc. common stock by (a) all current directors, (b) all named executive officers, and (c) all of our current directors and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 12, 2015.

Name	Number of shares beneficially owned		Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of March 12, 2015	Percent of outstanding common stock(1)
Directors(2):
Karl V. Anderson, Jr.	16,108		6,200	*
John E. Benjamin	23,600		6,000	*
Martin K. Birmingham	88,472		3,150	*
Andrew W. Dorn, Jr.	5,900		—	*
Robert M. Glaser	5,000		—	*
Samuel M. Gullo	19,781		7,000	*
Susan R. Holliday	22,332		7,000	*
Erland E. Kailbourne	37,902		6,000	*
Robert N. Latella	18,296		7,000	*
James L. Robinson	17,507		4,000	*
James H. Wyckoff	425,585	(3)	7,000	3.00%
Named executive officers who are not Directors(2):
Richard J. Harrison	43,271		3,150	*
Paula D. Dolan	7,447		—	*
Jeffrey P. Kenefick	18,087		5,000	*
Kevin B. Klotzbach	29,451		3,150	*
Kenneth V. Winn	11,102		4,000	*
All current directors and executive officers as a group (19 persons)	811,582		71,650	5.70%

*	Denotes less than 1%
(1)	As reported by such persons as of March 12, 2015 with percentages based on 14,166,792 shares outstanding, including shares the individual or group has a right to acquire within 60 days of March 12, 2015 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.
(2)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person.
(3)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.

PRINCIPAL SHAREHOLDERS

To our knowledge, the following persons were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company as of March 12, 2015.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock(1)
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	906,360	(2)	6.40%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	881,617	(3)	6.22%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, Minnesota 55474	811,313	(4)	5.73%

*	Denotes less than 1%
(1)	Based on 14,166,792 shares outstanding as of March 12, 2015.
(2)	Based on information set forth in Amendment number 2 to Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP, reporting beneficial ownership in the following manner: shared voting power, 707,384 shares; and shared dispositive power, 906,360 shares.
(3)	Based on information set forth in Amendment number 5 to Schedule 13G filed with the SEC on January 30, 2015 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 858,097 shares; and sole dispositive power, 881,617 shares.
(4)	Based on information set forth in Schedule 13G filed jointly with the SEC on February 17, 2015 by Ameriprise Financial, Inc. (“AFI”) and Columbia Management Investment Advisers, LLC (“CMIA”), each reporting beneficial ownership in the following manner: shared voting power, 598,599 shares; shared dispositive power, 811,313 shares. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported by CMIA. Accordingly, the shares reported by AFI include those shares separately reported by CMIA. Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G. The address of CMIA is 225 Franklin Street, Boston, MA 02110.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our by-laws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term of three years and until their successors have been elected and qualified. The Board of Directors is authorized by our bylaws to fix, from time to time, the number of directors that constitute the whole Board of Directors. The Board size has been set at eleven members.

The directors whose terms expire at the meeting are Karl V. Anderson, Jr., Erland E. Kailbourne and Robert N. Latella, our Chairman of the Board. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Nominating and Governance Committee, to stand for election for a three year term expiring at the annual meeting to be held in 2018. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

The Board believes that our outside Directors bring special skills, experience and expertise to the Board as a result of their other business activities and associations. The business experience of each Director of the Company for at least the past five years, and the experience, qualifications, attributes, skills and areas of expertise of each Director that supports his or her service as a Director are set forth below.

The Board of Directors believes that the nominees will be available and able to serve as Directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

Name	Age	Position(s) Held	Director Since	Term Expires
DIRECTOR NOMINEES

Karl V. Anderson, Jr.	68	Director	2006	2015
Erland E. Kailbourne	73	Director	2005	2015
Robert N. Latella	72	Chairman of the Board	2005	2015

DIRECTORS CONTINUING IN OFFICE

John E. Benjamin	73	Director	2002	2017
Martin K. Birmingham	48	Director, President and Chief Executive Officer	2013	2016
Andrew W. Dorn, Jr.	64	Director	2014	2017
Robert M. Glaser	68	Director	2014	2017
Samuel M. Gullo	66	Director	2000	2016
Susan R. Holliday	59	Director	2002	2017
James L. Robinson	72	Director	2007	2016
James H. Wyckoff	63	Director	1985	2016

Business Experience and Qualification of Directors

Information concerning the three nominees whose terms are expiring in 2015 is listed below.

Karl V. Anderson, Jr. has practiced law since 1972 and has operated a solo law practice since 2009. Mr. Anderson held the position of President and CEO of Bank of Avoca from 1981 to 2002. He has been a Director of the Company and Bank since 2006. He previously served as a Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005. Mr. Anderson’s 30 years of experience in the banking industry provides him with valuable insight and perspective into our operations, which greatly enriches the decision making of the Board of Directors. In addition, Mr. Anderson’s extensive financial and risk assessment experience are utilized in his committee assignments.

Erland E. Kailbourne currently serves as Chairman of the Board of Albany International, Corp., a global advanced textiles and materials processing company. Mr. Kailbourne served as Chairman of the Board of the Company and the Bank from 2006 until May 2010. From May 2002 until March 2003 he served as Chairman and Interim CEO of Adelphia Communications Corp. Mr. Kailbourne retired as Chairman and CEO (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He served with the Fleet organization or its predecessors for 37 years prior to his retirement. He is a Director of the New York ISO, Rand Capital Corporation, Allegany Co-op Insurance Company, and the Conemaugh Valley Insurance Company. Mr. Kailbourne was a member of the New York State Banking Department Board from 1999 until 2006 and served as Vice Chairman of the State University of New York System from 1995 to 2000. Mr. Kailbourne’s extensive knowledge and experience of business strategy, business development, corporate governance and leadership development gained from years of service as a director of multiple public and private companies and governmental entities greatly benefits our Board of Directors and enables him to make valuable contributions in his role as Chair of our Nominating and Governance Committee.

Robert N. Latella has served as Chairman of the Board of the Company and the Bank since May 2014. He is also Chair of our Executive Committee. Mr. Latella has been a member of the Board of Directors of the Company since 2005 and served as Vice Chairman of the Board from August 2012 until his appointment as Chairman in May 2014. Mr. Latella has been Of Counsel since 2009 and was previously a partner from 2004 to 2009 at the law firm of Hiscock & Barclay, LLP. Since 2009, he has also served as the Chief Operating Officer of Integrated Nano-Technologies, LLC, a developer of field portable diagnostic systems to identify viral and bacterial pathogens. Mr. Latella has over 40 years of experience in leading and counseling business entities, both as an executive officer and as an attorney. Mr. Latella’s community involvement is extensive with service on the boards of a number of not- for-profit institutions, including service as Chair of the Boards of Monroe Community College and the University of Rochester Medical Center. Mr. Latella’s extensive legal and operational experience, exposure to executive compensation best practices, his expertise in corporate governance and strategic planning, and his extensive community involvement and knowledge provides him with a depth and breadth of experiences that enhances our ability to navigate legal, strategic and operational issues that are valuable to us in his roles as Chair of our Executive Committee and as Chairman of the Board.

The Board of Directors unanimously recommends that the shareholders elect the nominees, Karl V. Anderson,

Jr., Erland E. Kailbourne and Robert N. Latella, and, accordingly, recommends that you vote “FOR ALL

NOMINEES”.

The business experiences, occupations and qualifications about the Directors continuing in office follow.

John E. Benjamin served as Chairman of the Company’s and the Bank’s Board of Directors from May 2010 to May 2014. He was appointed to serve as the Company’s Interim CEO in August 2012 and served in such capacity until March 2013. Mr. Benjamin has been President of Three Rivers Development Corporation, a not-for-profit business for the public and private economic development of businesses and government in the greater Corning, New York area, since 1981. He served as Vice Chairman of the Board from May 2009 to May 2010 and served as a Director of Bath National Bank until its merger with the Bank in 2005. Mr. Benjamin’s three decades of experience in economic development in the geographic region in which we compete provides our Board of Directors with valuable insight into the economic environment of the markets we serve. In addition, Mr. Benjamin’s perspective into the corporate governance practices at a broad range of companies is a valuable resource in his committee assignments.

Martin K. Birmingham has been a director of the Company and the Bank since 2013. Mr. Birmingham also serves as the President and Chief Executive Officer of the Company and the Bank, positions he has held since March 2013. Mr. Birmingham joined the Company in March 2005 serving as the President and CEO of The National Bank of Geneva. Upon the consolidation of our subsidiary banks in December 2005, Mr. Birmingham was appointed Senior Vice President, Commercial Banking Executive and Rochester Region President. In 2009, he was promoted to Executive Vice President. In August 2012, he was named President and Chief of Community Banking. Prior to joining the Company, Mr. Birmingham served as the Rochester Market President for Bank of America and held corporate banking roles with Fleet Financial Group’s Rochester Division, including Regional President. Mr. Birmingham is a member of the Federal Reserve Bank of New York Community Depository Institutions Advisory Council (CDIAC) and serves as the Immediate Past Chairman of the Board of Automobile Association of America (AAA) of Central and Western New York, as Vice Chairman of the Board of St. John Fisher College as well as on the Boards of several local nonprofit organizations. Mr. Birmingham’s knowledge of the Upstate New York market, his business contacts throughout our footprint and his community involvement have been instrumental in the Bank’s growth. In addition, his leadership and management skills have had a significant impact on the development of the Bank’s culture. The Board has determined that Mr. Birmingham’s significant experience in the banking industry over the past twenty years, including operational, financial, and executive roles, as well as his unique perspective as leader of our management team, qualifies him for service as a member of our Board of Directors.

Andrew W. Dorn, Jr. has been a director of the Company and the Bank since May 2014. He is the Chairman of the Board and Chief Financial Officer of Demand Response Partners, Inc., a smart grid company and registered service provider for PJM Interconnection, LLC and the New York Independent System Operator, a position he has held since 2013. Mr. Dorn has also been a managing member of Moundsville Power LLC, a single purpose entity engaged in developing a power generation facility located in Moundsville, West Virginia since 2013. From 2008 to 2013, Mr. Dorn was the President and Chief Investment Officer of Hunterview LLC, a private investment company specializing in fixed income management. He founded Great Lakes Bancorp, the parent company of Greater Buffalo Savings Bank, and served as its President and Chief Executive Officer from its inception in 1997 until its sale in 2008. Mr. Dorn also founded Jamestown Savings Bank and served as its President and Chief Executive Officer from its inception in 1994 until 1997. Mr. Dorn sits on a number of for-profit and not-for-profit boards and is very active in the Western New York business and cultural community. The attributes, skills and qualifications Mr. Dorn has developed through his banking background, professional experiences as a business leader, as well as his civic and community responsibilities, are a useful resource and provide valuable insight to our Board of Directors.

Robert M. Glaser has been a director of the Company and the Bank since May 2014. He is a certified public accountant in New York State and Chairman of the Board of Freed Maxick CPAs, P.C., a 255 person public accounting firm headquartered in Western New York, a position he has held since May 1, 2011. Prior to that, Mr. Glaser was the managing Director of Freed Maxick CPAs PC from May 1, 1994 until April 30, 2011. He is a member of the Board of Directors of NA Realty Fund I, a private real estate investment fund. Mr. Glaser is a past member of the Independent Judicial Election Qualification Commission for the Eighth Judicial District and served on the editorial advisory board of CPA Managing Partner Report. Mr. Glaser is also the past chairman of the Erie County Fiscal Stability Authority and a past-member of the Board of Directors of International Imaging Materials, Inc. He has served as a member of the audit committee of Kaleida Health, and has served on numerous for-profit and not-for-profit business and cultural boards in Western New York. Mr. Glaser has over 40 years of experience in public accounting, including significant experience in corporate acquisitions, business valuations, litigation support, tax planning and specialized bank financing. With Mr. Glaser’s extensive experience as a certified public accountant, his knowledge and understanding of business transactions and finance, and his service as a member and director of numerous professional, economic development and community organizations, he brings a wealth of knowledge and experience in multiple areas of critical importance to the Board. Mr. Glaser’s broad financial and accounting expertise is further utilized in his role as one of our audit committee financial experts.

Samuel M. Gullo has owned and operated a retail furniture sales business, Family Furniture, since 1976. He previously served as a Director of Wyoming County Bank until its merger into the Bank in 2005. He was the CEO of American Classic Outfitters, Inc., an apparel manufacturer, from 2002 to 2009. Our Board of Directors benefits from Mr. Gullo’s extensive business experience in the retail and real estate development industries in the geographic markets we serve. Mr. Gullo’s experience leading retail and real estate development companies in our geographic region provides the Board of Directors with a unique perspective that assists us in our marketing initiatives. In addition, Mr. Gullo’s long tenure on our Management Development & Compensation Committee and his personal, entrepreneurial understanding of the business impacts of compensation and employee development practices have prepared him to continue to perform an important role as Chair of this committee.

Susan R. Holliday has been the President and Publisher of the Rochester Business Journal, Inc., a business newspaper in Western New York since 1988. Ms. Holliday’s business experiences and relationships in the Rochester, New York area serve us well in the markets we serve. Ms. Holliday’s decades of experience leading a business newspaper gives her insight into new and emerging business practices that are valuable to our Board of Directors. In particular, her exposure to corporate governance and executive compensation best practices across different industries is valuable as a member of our Executive and Nominating and Governance Committees as well as in her role as Chair of our Risk Oversight Committee.

James L. Robinson served as President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc., and its subsidiaries from 1977 until his retirement in 2005. He has been a Director of the Company and the Bank since 2007, and previously served as a Director of First Tier Bank & Trust until its merger with the Bank in 2005. The Board of Directors benefits from Mr. Robinson’s extensive financial and management expertise gained from nearly three decades as President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc. Mr. Robinson’s extensive financial expertise is utilized in his role as one of our audit committee financial experts and enables him to make valuable contributions in his role as Chair of our Audit Committee.

James H. Wyckoff has been a faculty member of the Curry School of Education at the University of Virginia since 2008 and a Director of the Center on Educational Policy and Workforce Competitiveness at the University of Virginia since 2010. Dr. Wyckoff was previously University Professor with the Departments of Public Administration and Economics at State University of New York Albany from 1986 through 2007. He previously served as a Director of the National Bank of Geneva until its merger with the Bank in 2005. Dr. Wyckoff holds a PhD in Economics from the University of North Carolina and has extensive economic and public policy expertise gained from nearly three decades of researching, writing and teaching on such subjects that provides him with a perspective that is valuable to our Board of Directors.

CORPORATE GOVERNANCE OVERVIEW

Board Leadership Structure

The Board of Directors believes that effective corporate governance is best accomplished if the roles of Chairman of the Board and Chief Executive Officer (“CEO”) are separated. The Board of Directors believes that separating these two positions allows each person to focus on his individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the Company and can work to implement our long-term strategic plans. At the same time, our non-executive Chairman of the Board can focus his attention on long-term strategic issues, setting the agenda for, and presiding at, Board meetings, working collaboratively with our other Board members, and providing insight and guidance to our CEO.

Traditionally, we have separated the roles of Chairman of the Board and CEO and, although we believe that the separation of the roles of Chairman of the Board and CEO is appropriate in the current environment, our board leadership structure may change in the future as our business and industry, and corporate governance practices more generally, evolve.

Board of Director’s Role in Risk Oversight

The Board of Directors is actively engaged in the oversight of risks that could affect us. This oversight is conducted primarily through our Board committees. Our Risk Oversight Committee has oversight of our credit risk, investment risk, liquidity risk, interest rate risk, operational risk, legal and compliance risk, data security risk and electronic data processing security risk. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Our Management Development & Compensation Committee focuses on the risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

Board Independence

Our Board of Directors has affirmatively determined that each of our directors, except for Mr. Birmingham, is independent under the independence standards of NASDAQ. Relationships described in the section titled “Certain Relationships and Related Party Transactions” were taken into consideration when determining independence.

Board Meetings and Committees

Our Board of Directors conducts business through board and committee meetings. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2014, our Board of Directors met 17 times. All directors attended more than 75% of the Board meetings and the meetings of committees on which they serve. The Board of Directors has established the following five standing committees: Audit; Management Development & Compensation; Executive; Nominating and Governance; and Risk Oversight. All the committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities. These committee charters may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the Investor Relations tab on our website (www.fiiwarsaw.com).

The following chart shows the composition of the committees of our board of directors along with the number of meetings held by each committee during 2014.

Names	Audit	Executive(1)	Management Development & Compensation	Nominating & Governance(1)	Risk Oversight
Chairman of the Board
Robert N. Latella		Chair
Director
Karl V. Anderson Jr.	✓				✓
John E. Benjamin				✓	✓
Martin K. Birmingham
Andrew W. Dorn, Jr.			✓
Robert M. Glaser	✓
Samuel M. Gullo	✓	✓	Chair
Susan R. Holliday		✓		✓	Chair
Erland E. Kailbourne		✓	✓	Chair
James L. Robinson	Chair	✓		✓
James H. Wyckoff			✓	✓
Number of meetings in 2014	8	2	9	4	7

(1)	The Executive, Nominating and Governance Committee was split into the Executive Committee and the Nominating and Governance Committee in May 2014.

Each of our directors also serves on the Board of Directors of our wholly-owned subsidiary, Five Star Bank.

Audit Committee

The Audit Committee monitors our financial reporting process and system of internal controls. Its duties include: (i) reviewing and assessing the performance of the internal audit department and our independent auditors; (ii) engaging, evaluating, replacing, compensating and overseeing our independent auditors; (iii) reviewing all reports of the independent auditors and responses to such reports; (iv) approving the services to be performed by the independent auditors and pre-approving all audit and non-audit services and fees; (v) evaluating the independence of the independent auditor; (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; (vii) establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; (viii) reviewing and discussing with management and the independent auditors our annual and quarterly financial statements, including our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of reports on Forms 10-K or 10-Q with the SEC; and (ix) reviewing and approving related persons transactions. The Audit Committee is required by its charter to meet at least four times annually.

In carrying out its responsibilities, the Committee seeks, in its sole discretion and authority, appropriate third party counsel and advisors and approves the associated fees and terms of engagement.

The Audit Committee members are Chair Mr. Robinson and Messrs. Anderson, Glaser and Gullo. Messrs. Robinson and Glaser are the committee’s “audit committee financial experts” as defined by SEC rules. Our Board of Directors has affirmatively determined that all committee members are “independent” as defined in SEC and NASDAQ rules applicable to audit committees.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors with strategic planning matters for the Company and its subsidiaries. The Executive Committee’s primary responsibilities include: (i) assisting the Board in its oversight responsibility for strategic planning, and merger, acquisition, branching and other business expansion proposals; (ii) acting on behalf of the Board on resolutions involving routine operational matters, and such other matters as are specifically delegated to the Committee by the Board, subject, in each case, to the limitations set forth in the Company’s by-laws; and (iii) acting on behalf of the Board to implement emergency CEO and Named Executive Officer succession plan(s) developed by the Management & Development Compensation Committee. The Committee members are Chair Mr. Latella, Ms. Holliday and Messrs. Gullo, Kailbourne and Robinson.

Management Development & Compensation Committee

The Management Development & Compensation (“MD&C”) Committee is responsible for (i) determining executive compensation as further described in the Compensation Discussion and Analysis section of this proxy statement; (ii) reviewing and making recommendations to the full Board with regard to compensation of directors; (iii) retaining, compensating and overseeing, in its sole discretion, compensation consultants, legal counsel or other advisers as described in further detail on page 24 of this Proxy Statement; (iv) reviewing the risks arising from our compensation policies and programs; and (v) overseeing the creation of development plans and succession plans for our CEO and other executive officers. Our Board of Directors has affirmatively determined that all committee members are “independent” under NASDAQ listing standards. The MD&C Committee is required by its charter to meet at least three times annually. The MD&C Committee members are Chair Mr. Gullo and Messrs. Dorn, Kailbourne and Wyckoff.

Nominating and Governance Committee

The Nominating and Governance (“NG”) Committee is charged with assisting the Board of Directors in governance matters for the Company and its subsidiaries, including: (i) identifying qualified individuals to become Directors; (ii) recommending qualified director nominees for election at the annual meeting of shareholders; (iii) determining membership on Board committees; (iv) recommending and monitoring the Corporate Governance Policy; (v) developing and administering orientation and development programs for directors; and (vi) addressing corporate governance issues. The Committee members are Chair Mr. Kailbourne, Ms. Holliday and Messrs. Benjamin, Robinson and Wyckoff. Our Board of Directors has affirmatively determined that all committee members are considered “independent” under applicable NASDAQ listing standards.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our corporate secretary at our corporate headquarters. The NG Committee will evaluate all director candidates on the same basis, provided that current directors may be evaluated primarily on the basis of their record of performance as a director of the Company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interest of the Company and its shareholders. The consideration process for evaluating director candidates includes, but is not limited to, determining whether the candidate is “independent” under applicable SEC and NASDAQ listing standards and whether the candidate fits the Board’s then current needs for diversity, geographic distribution and professional expertise. The NG Committee conducts such investigations and interviews of director candidates as it deems necessary to make a fair evaluation. Candidates determined to be qualified by a majority vote of the NG Committee may be proposed to the Board as a nominee for election, appointed to fill a vacancy, or held in reserve in a prospective director pool. Our Corporate Governance Policy tasks the NG Committee with composing a board of directors that reflects diverse experience, gender, race, geographic distribution, personal qualities and accomplishments. The NG Committee implements this policy through discussions among committee members and assesses its effectiveness annually as part of its self-evaluation process.

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The NG Committee engages in a thorough vetting process of Director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and continually refreshed. The NG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed.

Risk Oversight Committee

The Risk Oversight Committee is responsible for assisting the Board in establishing prudent levels of risk consistent with our strategic objectives, and in reviewing our risk management framework and processes, including the significant policies, procedures and practices employed to identify, measure, monitor and control our risk profile. The committee also has governance oversight for non-bank subsidiaries of the Company. The committee meets with our Chief Risk Officer at least on a quarterly basis, and reports to the Board on various levels of risk associated with our approved business and financial plans relative to credit risk, investment risk, liquidity risk, interest rate risk, operational risk, and legal and compliance risk. The committee members are Chair Ms. Holliday, Messrs. Anderson and Benjamin. Our Board of Directors has affirmatively determined that all committee members are “independent” under NASDAQ listing standards.

Board Member Attendance at Annual Shareholders’ Meetings

Directors are expected to attend our annual meeting of shareholders absent extenuating circumstances. All of the current directors attended last year’s annual meeting of shareholders.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors or any individual director by sending such communication to the attention of our Corporate Secretary at our corporate headquarters, who will forward all such communication to the Board or the individual directors, as appropriate.

Code of Ethics

We have a written Code of Business Conduct and Ethics to assist our directors, officers, and employees in adhering to their ethical and legal responsibilities. Additionally we have a Code of Ethics for our CEO, Chief Financial Officer (“CFO”) and senior financial officers that describes the conduct expected to be employed in the finance area. The current versions of these policies may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the Investor Relations tab on our website (www.fiiwarsaw.com). In addition, we will provide a copy of the Code of Business Conduct and Ethics to any shareholder, without charge, upon request addressed to our Director of Human Resources at our corporate headquarters. We intend to disclose any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code of Business Conduct and Ethics, by posting such information on our website.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill levels required of members of the Board and the competitive market for director compensation. The following table sets forth certain information regarding total 2014 director compensation.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Karl V. Anderson, Jr.	51,450	20,538	—	71,988
John E. Benjamin	52,350	20,538	3,350	76,238
Barton P. Dambra(1)	11,100	—	—	11,100
Andrew W. Dorn, Jr.	38,400	20,538	—	58,938
Robert M. Glaser	38,600	20,538	—	59,138
Samuel M. Gullo	59,950	20,538	—	80,488
Susan R. Holliday	62,100	20,538	—	82,638
Peter G. Humphrey(1)	5,600	—	—	5,600
Erland E. Kailbourne	60,100	20,538	—	80,638
Robert N. Latella	108,900	20,538	6,000	135,438
James L. Robinson	64,350	20,538	—	84,888
James H. Wyckoff	48,200	20,538	—	68,738

(1)	Messrs. Dambra and Humphrey’s terms as directors expired at the annual meeting of shareholders on May 7, 2014. Consequently, Messrs. Dambra and Humphrey did not receive an annual retainer or restricted stock awards for 2014.
(2)	The amount shown for each director represents the aggregate grant date fair value, calculated in accordance with FASB ASC 718, of the 900 shares of restricted stock granted under the 2009 Directors Stock Incentive Plan.
(3)	With the exception of Messrs. Dambra and Humphrey, each of the directors had 450 shares of unvested restricted stock awards as of December 31, 2014. Messrs. Dambra and Humphrey had no shares of unvested restricted stock awards as of December 31, 2014. As of December 31, 2014, each director had the following number of stock options outstanding: Mr. Anderson 6,400; Mr. Benjamin 7,200; Mr. Dambra 7,200; Mr. Gullo 7,200; Ms. Holliday 7,000; Mr. Kailbourne 6,000; Mr. Latella 7,148; Mr. Robinson 4,000; and Mr. Wyckoff 7,200. Messrs. Dorn, Glaser and Humphrey had no stock options outstanding as of December 31, 2014.
(4)	During the time in which they served as Chairman of the Board, Messrs. Benjamin and Latella received a car allowance equal to $600 a month and $750 a month, respectively.

Compensation Paid to Board Members

For the fiscal year ended December 31, 2014, non-employee members of the Board received annual cash retainers for serving on our Board of Directors and for serving on the Board of our wholly-owned subsidiary, Five Star Bank, as shown in the table which follows. The retainer was paid in cash; half on the date of our annual organizational meeting and half was paid in cash six months thereafter. During 2015, if our 2015 Long-Term Incentive Plan is approved by shareholders, we expect that our directors will elect to receive half of their annual retainer in an equivalent amount of shares of our common stock. Board service fees are specified in the table that follows. The meetings of our Board and the Board of Five Star Bank are normally scheduled on the same day, and therefore, only one meeting fee is paid. In the event that such meetings are held on different days, fees are paid in accordance with the schedule for our Board meetings. Directors are paid two-thirds of the normal Board or Committee fee when the applicable meetings are scheduled as teleconference meetings. Board members are reimbursed for reasonable travel expenses to attend meetings.

Set forth below is the fee schedule for non-executive directors.

	Company	Five Star Bank
Annual Retainer Fees:
Chair	$52,000	$25,000
Chair of the Audit Committee	25,000	7,500
Chair of Committees except Audit and Executive	20,000	7,500
Other Directors	15,000	7,500
Board Meeting Fees	1,200
Committee Fees	750

Restricted Stock Awards

Under the terms of the 2009 Director Stock Incentive Plan, which we refer to as the Director Plan, for 2014 each of our non-employee directors was granted 900 shares of restricted stock at a price of $22.82 on the date of grant. These grants were made on May 7, 2014. The restricted stock agreement entered into with each of the Directors provides that fifty percent (50%) of the shares vested immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares will vest on the day prior to our 2015 annual meeting of shareholders. Subject to the terms of the Director Plan, if the director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2014 restricted stock awards did not entitle Directors to receive any dividends paid with respect to the unvested shares of restricted stock.

Stock Ownership Requirements for Directors

As discussed under “Stock Ownership Requirements,” non-employee directors were subject to a $100,000 minimum stock ownership requirement during 2014. Nine of our ten non-employee directors met their stock ownership levels as of December 31, 2014. Mr. Glaser, who had until 2019 to attain his stock ownership requirement, met the 2014 stock ownership level in February 2015. Beginning in 2015, we increased our stock ownership requirement to a value of $150,000 as discussed under “Stock Ownership Requirements” on page 38.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2014 Performance Highlights

•	Net income of $29.4 million in 2014, up from $25.5 million in 2013

•	Diluted earnings per share (“EPS”) increased to $2.00 in 2014, compared to $1.75 in 2013.

•	Our ratio of net charge-offs to average loans was 0.37%, compared to 0.40% in 2013.

•	Our efficiency ratio was 58.59%.

•	Completed the acquisition of Scott Danahy Naylon Co., Inc. (“SDN”), a full service insurance agency

•	Initiated the implementation our Enterprise Risk Management Model

•	Total loans increased by $78.4 million, a 4% increase over the prior year

•	Total deposits increased by $130.5 million, a 6% increase over the prior year

•	Total assets grew to $3.1 billion

•	Increased net interest income to $93.8 million, driven by a 7% increase in average interest-earning assets

•	The effective tax rate was 24.7% for 2014, a decrease from 32.7% for 2013 largely related to the tax advantages of a historic tax credit investment and the formation of a real estate investment trust subsidiary during 2014

2014 Performance Compared to Peers

The Management Development & Compensation (“MD&C”) Committee reviewed our 2014 performance against board approved business plans and budgets. The MD&C Committee also looks at a broad array of measures against both our regional custom peer group and the SNL Small Cap Bank and Thrift index. The MD&C Committee felt that the three performance measures shown below provide a good overview of elements of performance that can be compared across groups.

We achieved strong performance as compared to both regional and national peers. The chart below compares our 2014 performance to the median performance of our peers during 2014. We ranked above the 75th percentile of both peer groups in Return on Average Equity and Efficiency Ratio.

(1)	Return on average equity equals net income divided by average shareholder’s equity.
(2)	The efficiency ratio is a key performance indicator in our industry and reflects how effective we are at generating revenue while managing expenses. A lower efficiency ratio indicates more favorable expense efficiency. The efficiency ratio equals noninterest expense before foreclosed property expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent, if available) and noninterest revenues, excluding only gains from securities transactions and nonrecurring items.

The Regional Custom Peer Group is the peer group that we created for compensation purposes described on page 27. The SNL Small Cap Banks and Thrifts peer group includes publicly traded (NYSE, NYSE MKT, NASDAQ, OTC) Banks and Thrifts with $250 million to $1 billion total common stock market capitalization as of December 31, 2014.

Our Performance Over Time

We have provided shareholders with a strong total return by growing our share price and by the 54% and 100% increases to the quarterly dividend made over the past three and five years, respectively.

3 Year Total Shareholder Return	5 Year Total Shareholder Return

Components of Compensation

Below is a summary of the compensation elements in our executive compensation program for our named executive officers (“NEOs”).

NAMED EXECUTIVE OFFICERS

Martin K. Birmingham	President and Chief Executive Officer

Kevin B. Klotzbach	Executive Vice President, Chief Financial Officer and Treasurer

Richard J. Harrison	Executive Vice President, Chief Operating Officer

Jeffrey P. Kenefick	Executive Vice President, Commercial Banking Executive and Regional President for the Southern Region

Paula D. Dolan	Senior Vice President, Director of Human Resources and Enterprise Planning

Kenneth V. Winn	Former Executive Vice President, Chief Risk Officer whose employment with the Company ended August 19, 2014

THE MD&C COMMITTEE

We have a standing MD&C Committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable NASDAQ rules. While we rely on input from the CEO and executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for named executive officers.

The MD&C Committee is authorized to perform the following duties relating to executive compensation:

•	Establish the performance goals and objectives for our CEO and evaluate performance in light of these goals and objectives;

•	Review performance goals, objectives and performance of our named executive officers;

•	Review and approve the compensation of our named executive officers and certain senior executives who report directly to our CEO;

•	Administer and have discretionary authority over the issuance of equity awards under our equity compensation plans, including the discretion to modify plan payouts as appropriate to ensure plan objectives are met;

•	Approve our executive and senior management compensation programs, which include our annual cash incentive plan and our long-term equity-based incentive plan, and approve the corporate performance objectives in these plans each year;

•	Review and monitor development and succession plans for our executive officers;

•	Approve employment conditions, change of control, severance and termination arrangements for our executive officers;

•	Approve the peer group to be used in competitive compensation analysis;

•	Evaluate competitive compensation levels for our executives and senior management reporting directly to our CEO using the approved peer group;

•	Evaluate competitive compensation levels for directors, including our Chairman of the Board, using the approved peer group and make recommendations for director compensation to the full Board for approval;

•	Evaluate the risks associated with our compensation philosophy and all compensation programs, including those of our named executive officers; and

•	Appoint and determine the appropriate fees for independent compensation consultants, legal counsel, and other MD&C Committee advisors.

2014 MD&C Committee Actions

•	A September 2013 in-depth benchmarking survey of our compensation peer group performed by the MD&C Committee’s independent compensation consultant, McLagan, was the basis for base salary changes for both our CEO and CFO effective January 1, 2014 to bring these executives to the 25th percentile of the peer group market compensation.

•	A September 2014 in-depth benchmarking analysis of our compensation peer group performed by the MD&C Committee’s independent compensation consultant, McLagan, was the basis for base salary, annual incentive target and long-term incentive target changes for our NEOs effective January 1, 2015. In response to our previously stated intentions, these actions, brought the total compensation of our CEO and our CFO to the median of the peer group compensation.

•	We also reviewed the peer group used for the relative Total Shareholder Return (“TSR”) performance measure used in the restricted share awards to our NEOs in 2013 and 2014. Alternatives were reviewed including available indexes and custom peer groups to ensure the comparative group appropriately represents our industry peers. As a result, we revised the peer group that we will use to measure our performance to the SNL Small Cap Bank and Thrift Index beginning in 2015.

•	We reviewed our employee benefit program for 2015, including changes associated with the Affordable Care Act, as well as changes to employee and employer contributions to these plans.

•	The MD&C Committee focused on actions to ensure the placement of highly qualified executives in key management positions with the hiring of our Executive Vice President—General Counsel and Chief Risk Officer in December 2014 and related management changes. In addition, we reviewed and approved organizational restructuring in connection with the 2016 planned succession of our Chief Operating Officer.

•	We followed our progress in acquiring Scott Danahy Naylon Co., Inc. with particular attention to the integration, as appropriate, of their executives and employees into our compensation and employee benefits programs.

Management Succession Planning

The MD&C Committee was actively involved in the ongoing renewal of our succession plan and supported management in actions taken during the year in support of the plan. The plan and resulting actions reflects our strong commitment to recruiting and retaining the highest quality executives and our support for employee development and internal succession plans. The plan provides organization alternatives in the event of both planned and unplanned succession needs. The MD&C Committee feels comfortable that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee retains McLagan, an Aon Hewitt Company, as its independent compensation consultant. McLagan reports directly to the Chair of the MD&C Committee. McLagan has no personal or business relationship with any member of the MD&C Committee. McLagan is retained solely by the MD&C Committee and provides no other services to us that is not specifically authorized by the MD&C Committee.

The MD&C Committee assessed the independence of McLagan in light of the SEC rules regarding compensation advisor independence. As part of this assessment, the MD&C Committee reviewed McLagan’s responses addressing factors related to its independence and concluded that the services provided by McLagan to the MD&C Committee do not raise any conflicts of interest. Aon Corporation is the parent of McLagan as well as Aon Hewitt and Radford. At the request of management, Aon Hewitt provided employee benefits brokerage services to us in 2014 and, at the direction of the MD&C Committee, provided consulting services related to the development of our 2015 Long-Term Incentive Plan, which is being recommended for shareholder approval. Fees paid to Aon Hewitt totaled $107,562 during 2014. Radford provides us with ongoing calculation of peer group TSR for incentive plan measurement. Fees paid to Radford during 2014 totaled $14,000. Fees paid to McLagan as the MD&C Committee’s independent compensation consultant totaled $98,417 during 2014. From January 1 through December 31, 2014, Aon Corporation received total fees of $219,979 from us or 0.00182% of Aon Corporation’s total revenue.

During 2014, the MD&C Committee used a formal process to identify, and assess the capabilities of, independent compensation advisors, including McLagan, to ensure that the MD&C Committee has access to the consulting services and data to meet its current and future needs. After a thorough review and interview process for advisor candidates, the MD&C Committee decided to continue to utilize McLagan based on their demonstrated capabilities and industry expertise.

McLagan is used by the MD&C Committee to:

•	Obtain information on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market;

•	Provide the MD&C Committee with a report on compensation trends among our peers and the broader market; and

•	Perform related services.

While McLagan provides reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2014, the MD&C Committee requested McLagan provide the following assistance:

•	Review and update our peer group based on parameters determined by the MD&C Committee;

•	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation;

•	Work with Aon Hewitt to review our equity incentive compensation plans and provide advice on market practices for long-term equity incentive plans and assistance in the drafting of our 2015 Long-Term Incentive Plan being presented to our shareholders for approval;

•	Review the design of our annual cash incentive plan and assist in the development of our new Management Incentive Plan for non-executive officers;

•	Review of stock ownership guidelines in the market;

•	Review market practices and provide input and calculations related to employee retention plans including Supplemental Executive Retirement Plans; and

•	Analyze and present peer competitive market data on director compensation including cash and equity compensation for board service and compensation for membership on board committees.

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with the CEO his evaluation of the job performance and leadership of the other NEOs as well as his compensation recommendations. The performance of the CEO is evaluated by the MD&C Committee with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other NEOs.

The MD&C Committee has delegated to our CEO authority to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2014, our Director of Human Resources and Enterprise Planning regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. In 2015, our General Counsel and Chief Risk Officer will also regularly attend MD&C Committee meetings. The MD&C Committee Chair also has access to independent legal counsel as needed.

Shareholder Input and Outreach

At our 2014 Annual Meeting of Shareholders, over 87% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation. The MD&C Committee considered the number of votes cast in favor of the “say on pay” advisory vote to be a positive endorsement of its pay practices and accordingly the committee did not make any specific changes in response to the “say on pay” vote.

In 2014, we continued to engage in a dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive compensation. We particularly sought out specific shareholders who did not vote “FOR” on “say on pay” in 2014 to provide information and respond to any concerns. All relevant feedback from those interactions was shared with the MD&C Committee. We continue to welcome feedback from shareholders on this topic for consideration by the MD&C Committee.

Based on the results of a 2012 shareholder vote, the Board implemented an annual advisory vote on executive compensation. The next frequency vote by shareholders will occur no later than our annual meeting in 2018.

The MD&C Committee Assessment of Compensation Risk

With information provided by management, the MD&C Committee has reviewed the design and operation of our incentive compensation arrangements for all employees, including our NEOs, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on us.

With oversight by the MD&C Committee, we have designed our compensation program to avoid excessive risk-taking and related financial consequences. To this end, we and the MD&C Committee:

•	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making;

•	Use a variety of performance measures that ensure a balanced focus on performance;

•	Include maximum potential award levels for performance-based awards;

•	Have a clawback policy in place in the event financial results are negatively adjusted after a plan payment is made; and

•	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

The MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

HOW COMPENSATION DECISIONS ARE MADE

We Follow a Consistent Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation of our peers. Our compensation philosophy describes the framework for our decision-making.

To achieve our executive compensation philosophy, our program is designed to:

•	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

•	Align our executives’ compensation with stock price performance over time;

•	Attract and retain our highly-qualified executives needed to achieve our financial goals, and maintain a stable executive management group;

•	Limit financial risk under the compensation plans through risk-balanced plan design and by using recoupment (“clawback”) provisions;

•	Use data and independent expertise to fully understand the compensation market and compensation practices; and

•	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the NEO’s individual performance.

We Compare our Compensation and Performance to Peers

To attract and retain qualified executives, we periodically compare the total compensation package we offer our NEOs against a peer group of comparable institutions whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges.

In early 2014, we updated our peer group based on data provided by McLagan. The peer group includes publicly-traded financial institutions:

•	headquartered in the northeastern U.S., excluding major metropolitan areas;

•	with an asset size from $1.5 billion to $7.2 billion with exceptions noted below;

•	with return on average assets greater than 0%; and non-performing assets/total assets: < 3%; and with a similar business model including the exclusion of banks with thrift charters if commercial loans are less than 50% of the loan portfolio.

The following peer group was utilized by the MD&C Committee for the 2014 NEO compensation analysis and is used as the basis for the relative 2014 3-Year TSR performance measure in our long-term equity-based incentive plan. The total assets listed for each bank are as reported September 30, 2013, which was the most recent reporting period when the MD&C Committee’s compensation peer group decisions were made in early 2014.

Company	Total Assets ($000)
Arrow Financial Corp.	2,156,858
Berkshire Hills Bancorp Inc.	5,450,256
Brookline Bancorp Inc.	5,236,226
Camden National Corp.	2,597,255
Century Bancorp Inc.	3,361,083
Chemung Financial Corp.	1,341,091	(1)
CNB Financial Corp.	1,837,419
Community Bank System	7,302,017	(1)
Enterprise Bancorp Inc.	1,832,549
First Commonwealth Financial	6,150,962
First Connecticut Bancorp, Inc.	1,992,201

Company	Total Assets ($000)
Lakeland Bancorp	3,299,300
Meridian Interstate Bancorp	2,654,980
Metro Bancorp	2,755,982
NBT Bancorp Inc.	7,668,903	(1)
Peoples Bancorp Inc.	1,919,705
Rockville Financial Inc.(2)	2,219,080
S&T Bancorp Inc.	4,588,128
Tompkins Financial Corporation	4,932,428
United Financial Bancorp(2)	2,490,737
Washington Trust Bancorp Inc.	3,131,958

(1)	Although slightly outside in asset size than the peer group criteria, we found the inclusion of these banks relevant because they are direct competitors in our market areas.
(2)	United Financial Bancorp and Rockville Financial Inc. completed a merger of equals effective April 30, 2014. The combined entity, United Financial Inc., remained in our peer group with assets just over $5.0 billion.

At the time we selected our 2014 compensation peer group, our assets ($2.9 billion) were near the peer group median of $2.7 billion. Canandaigua National Corporation was removed from our peer group because it is no longer publicly-traded. Citizens & Northern Corporation, Provident Bancorp and Merchants Bank were removed from our peer group because they fell outside the peer group asset size.

We Benchmark our Compensation to Peers

Through information provided by McLagan to the MD&C Committee, we benchmark, or compare, the actual, target and maximum compensation of our NEOs to the reported compensation of the named executive officers in our compensation peer group. McLagan reports the 25th percentile, median and 75th percentile of the peer group for total compensation and each element of compensation.

Based on peer group data, McLagan provides analysis and commentary for our consideration. We used this data to assess how our current compensation for NEOs compares to the median of the market in total and for each compensation element. This data informed compensation decision leading to and during 2014, except with respect to Ms. Dolan and Mr. Kenefick as they were not NEOs at the time we reviewed the analysis.

The table below shows the elements of compensation for each executive as compared to the median compensation for our peer group that we reviewed when making decisions affecting 2014 compensation.

Name	FISI to Market Median
	Salary	Cash Compensation (Salary + Target Cash Incentive)	Direct Compensation (Cash Compensation + Target Equity Compensation)
Martin K. Birmingham	-30%	-18%	-29%
All Other NEOs(1)	-15%	-6%	-15%

Source: McLagan Financial Institutions, Inc. Compensation Survey September 2013

(1)	This data excludes Ms. Dolan and Mr. Kenefick.

We Consider Individual Performance

The MD&C Committee believes that the individual performance of our NEOs is relevant in all compensation decision-making. We formally consider individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the annual cash incentive plan.

We measure individual performance for our NEOs, using an annual goal-setting process that aligns individual goals with our annual business plan and other key strategic initiatives. Individual performance is assessed after the completion of the year.

A summary of the 2014 individual performance of NEOs employed for the full year follows:

Mr. Birmingham’s performance was evaluated by the MD&C Committee with input from our Chairman. Highlights of Mr. Birmingham’s 2014 performance included the acquisition of Scott Danahy Naylon (“SDN”), the formulation of a 3-year strategic plan focused on enhanced shareholder value, the development of a highly-qualified executive team and the ongoing focus on increasing customer and shareholder value through engaged employees, great service and a strong, valuable product offering.

Mr. Birmingham evaluated the job performance of the remaining NEOs reporting his evaluation to the MD&C Committee for their approval. All NEOs were recognized for their various roles in the identification, negotiation and integration related to the acquisition of SDN. Mr. Harrison led the SDN acquisition and integration project and formulated and began the implementation of key management structure changes associated with preparation for his retirement. Mr. Klotzbach oversaw the management of our finances including the establishment of Five Star Bank REIT, the assessment of fee-based business opportunities, capital planning and the ongoing implementation of an effective investor relations program. Mr. Kenefick led our commercial lending group through a year where significant positions were successfully filled and important commercial and credit processes were reviewed and revised to meet current market expectations. Mr. Kenefick was instrumental in identifying the SDN acquisition opportunity. Ms. Dolan played a key role in facilitating the strategic planning process and successfully managed our human resources initiatives across a wide-array of challenges and opportunities.

2014 COMPENSATION DECISIONS

Base salary

Base salary is the one component of our executives’ total direct compensation that is not at-risk based on our performance and/or stock price variations. The MD&C Committee reviews the base salaries of our NEOs annually and whenever an NEO changes position.

Base salary changes based on 2014 performance and/or market-based adjustments effective after January 1, 2014 are shown below:

Name	Title	Changes for 1/1/2014	Base Salary Effective 1/1/2014	Changes during 2014 or effective 1/1/15	Base Salary Effective 1/1/2015
Martin K. Birmingham	President and Chief Executive Officer	Committee approved a base salary increase to $420,000 to bring him to the 25th percentile of the peer group based on his individual performance.	$420,000	Committee approved a merit and market increase of 22% for both positions to bring the base salary for each to the median of the peer group.	$514,000

Kevin B. Klotzbach	Executive Vice President, Chief Financial Officer and Treasurer	Committee approved a base salary increase to $230,000 in order to move his base salary to the 25th percentile of the market.	$230,000		$280,000

Richard J. Harrison	Executive Vice President, Chief Operating Officer	Committee approved a merit increase of 2%.	$280,500	Committee approved a merit increase of 3%.	$289,000

Jeffrey P. Kenefick	Executive Vice President, Commercial Banking Executive and Regional President for the Southern Region	Committee approved a merit increase of 9%.	$209,100	Committee approved a merit increase of 5%.	$220,000

Paula D. Dolan	Senior Vice President, Director of Human Resources and Enterprise Planning	Ms. Dolan was hired in September 2013 and was not eligible for a base salary change on 1/1/2014.	$140,000	Committee approved an increase of 21% based on a review of the market for positions of comparable responsibilities effective upon her December 2014 promotion.	$170,000

Kenneth V. Winn	Former Chief Risk Officer	Committee approved a merit increase of 2%.	$204,000	Mr. Winn resigned his position in August 2014.	N/A

Annual Cash Incentive Plan

Our annual incentive plan is a performance-based cash plan designed to reward eligible employees, including our NEOs, for the achievement of our specific company financial goals and successful individual performance. The primary objective of the plan is to provide our NEOs with a direct link between their compensation and their attainment of pre-established annual performance goals that result in excellent annual financial performance and contribute to our long-term strategic goals.

Target Incentive Opportunity

We set target incentive opportunities based on a percentage of base salary that reflects a market level target compensation opportunity for each NEO. The threshold and maximum percentages reflect both market data and the MD&C Committee’s judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each NEO’s relative responsibility for achieving the company performance goals based on his or her position.

Name	Award as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum
Martin K. Birmingham	10%	50%	80%
Kevin B. Klotzbach	8%	40%	60%
Richard J. Harrison	8%	40%	60%
Jeffrey P. Kenefick	8%	40%	60%
Paula D. Dolan	6%	30%	40%
Kenneth V. Winn	8%	40%	60%

Gateway Performance Criteria

Our annual cash incentive plan uses two gateway prerequisite performance criteria to receive an award under the plan as follows:

•	We must receive a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: the adequacy of capital, the quality of assets, the capability of management, the quality and level of earnings, the adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

•	Executives must be employed at the time of payment and must receive a minimum performance evaluation rating of satisfactory or better to be eligible for any payout.

All actively-employed NEOs met these performance criteria for 2014. We expect that our NEOs routinely will meet the CAMELS and minimum performance evaluation gateway goals. We did not consider Mr. Winn’s performance, as he resigned prior to our determination.

Company Performance Goals and Results

For 2014, we made no changes to the performance measures of EPS, efficiency ratio and net charge-offs. The MD&C Committee continued to use these measures because they:

•	Reflect our annual financial and operational performance;

•	Are key contributors to the creation of shareholder value;

•	Are tracked in the ordinary course of business; and

•	Can be effectively communicated to all plan participants.

We weighted these performance measures as follows for purposes of calculating our annual cash incentive plan awards:

We set the goals for each company performance measure, based on our performance expectations in the 2014 strategic plan and budget that our Board of Directors approved in early 2014. We established the threshold and maximum level for each performance measure after analyzing the performance required and the potential shareholder value created at each award level. The chart below shows our 2014 company performance goals and results.

Individual Performance

We measure individual job performance for our NEOs, using an annual goal-setting process that aligns individual goals with our annual strategic plan and other key strategic initiatives. We assess job performance against these goals after the completion of the year. We determine the individual component of the annual incentive plan by increasing or decreasing the award by taking 25% of the annual incentive plan award the NEOs would be entitled to receive based on company performance and adjusting such award for the NEOs’ individual performance. For a description of our assessment of our NEOs’ individual performance for 2014, see “How Compensation Decisions Are Made” above.

2014 Earned Awards

Based on company performance goal achievement between target and maximum for the EPS and net charge-offs performance measures and achievement between threshold and target for the efficiency ratio performance measure, we determined that our NEOs met their combined performance goals slightly above target. Based solely on our performance results at slightly above target, our NEOs were entitled to awards as follows, subject to adjustment for individual performance: Mr. Birmingham—$230,203; Mr. Klotzbach—$98,025; Mr. Harrison—$119,549; Mr. Kenefick—$89,119; and Ms. Dolan—$51,748.

After reviewing the individual performance results for 2014, the MD&C Committee adjusted 25% of the annual incentive plan award based on individual performance. The MD&C Committee determined that Mr. Birmingham’s performance exceeded expectations and increased the portion of the award subject to adjustment for individual performance by 110%. The adjustment for the remaining NEOs ranged from 96% to 111% of the award subject to individual performance.

Name	2014 Earned Award	Incentive as a Percent of 2014 Base Salary
Martin K. Birmingham	$235,957	56%
Kevin B. Klotzbach	$99,986	43%
Richard J. Harrison	$121,940	43%
Jeffrey P. Kenefick	$88,227	42%
Paula D. Dolan	$53,171	38%
Kenneth V. Winn	$0	N/A

Long-Term Equity-Based Incentive Plan

We issue a performance-based restricted share award to each of our NEOs under our 2009 Management Stock Incentive Plan that focuses our NEOs on both long-term shareholder return and key financial performance in the year of grant. We granted the 2014 awards in the form of performance-based restricted shares that are subject to 3-year cliff vesting. The vesting condition encourages retention of our NEOs. No stock options were granted in 2014. We annually review and approve the plan design.

Structure of Awards

•	The grant date value of restricted shares as a percent of base salary did not change during 2014 and is lower than the median annual equity award received by CEOs, CFOs and other NEOs in our peer group.

•	The performance measures and measurement period were introduced in 2013 and remained in place for 2014. We believe that the combination of EPS and 3-year relative TSR compared to our compensation peer group provides a strong performance-based incentive for our NEOs that aligns with shareholder value creation. Based on the clear links between pay and performance, we believe it is appropriate to use EPS as a performance measure under both the annual and long-term incentive plans, as balanced by other measures.

•	For NEOs, the grant date value of the award is based on a percentage of base salary as shown below.

Gateway Performance Criteria

Our long-term equity-based incentive plan uses two gateway prerequisite performance criteria to receive an award under the plan as follows:

•	We must receive a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: the adequacy of capital, the quality of assets, the capability of management, the quality and level of earnings, the adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

•	Executives must be employed at the time of payment and must receive a minimum performance evaluation rating of satisfactory or better to be eligible for any payout.

All actively-employed NEOs met these performance criteria for 2014. We expect that our NEOs routinely will meet the CAMELS and minimum performance evaluation gateway goals. We did not consider Mr. Winn’s performance, as he resigned prior to our determination.

The structure of the 2014 awards and the 2014 performance results follows:

Position	2014 Grant Date Value of Restricted Shares as a % of Base Salary
	Threshold	Target	Maximum(1)
CEO	12.5%	25%	37.5%
All Other Named Executive Officers	10%	20%	30%

Gateway Goals (Prerequisite to incentive payment)	2014 Performance Determinations
Meet or Exceed Target CAMELS rating	Met by Company
Meet Minimum Performance Standards	Met by all active NEOs

Performance Measures & Measurement Period	2014 Performance Goals			2014 Performance
	Threshold	Target	Maximum
50% Grant Year EPS (1/1/2014-12/31/2014)	$1.71	$1.91	$2.20	$2.00
50% 3-Year Relative TSR(2) (1/1/2014-12/31/2016)	40th Percentile	50th Percentile	80th Percentile	N/A Determined as of 12/31/2016

(1)	Restricted share awards are granted at the maximum level and if performance is below maximum, then the shares not earned based on performance goals are forfeited.
(2)	If our absolute TSR is less than 0% for the performance period, the number of shares will not exceed target.

The following table includes the details of the restricted share grant made to NEOs in February 2014 and the shares earned on the 50% of the shares that were subject to the one-year EPS performance goal. The shares earned based on 2014 EPS performance remain subject to three-year time vesting and continued employment.

Name	Restricted Share Grant February 2014	Award Granted at Maximum (#)	Award at Target (#)	FY 2014 EPS Performance as a % of target	Restricted Shares Earned Subject to Vesting
Martin K. Birmingham	Subject to Grant Year EPS Performance	3,717	2,478	115%	2,862
	Subject to 3-year Relative TSR Performance	3,716	2,477	Determined as of 12/31/2016.
Kevin B. Klotzbach	Subject to Grant Year EPS Performance	1,645	1,086	117%	1,266
	Subject to 3-year Relative TSR Performance	1,644	1,085	Determined as of 12/31/2016.
Richard J. Harrison	Subject to Grant Year EPS Performance	2,006	1,324	117%	1,544
	Subject to 3-year Relative TSR Performance	2,005	1,323	Determined as of 12/31/2016.
Jeffrey P. Kenefick	Subject to Grant Year EPS Performance	1,495	987	117%	1,151
	Subject to 3-year Relative TSR Performance	1,495	987	Determined as of 12/31/2016.
Paula D. Dolan	Subject to Grant Year EPS Performance	1,001	661	116%	770
	Subject to 3-year Relative TSR Performance	1,001	660	Determined as of 12/31/2016.
Kenneth V. Winn	Subject to Grant Year EPS Performance	1,459	963	All shares forfeited due to his resignation of employment on August 19, 2014.
	Subject to 3-year Relative TSR Performance	1,458	962

ADDITIONAL ELEMENTS OF COMPENSATION

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, which is available to all eligible employees including NEOs. We match 100% of employee deferrals up to 3% of eligible salary, plus 50% of deferral amounts in excess of 3% up to 6% of eligible salary. Participants may elect up to 25% of their account balance to be invested in our common stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. We do not match catch-up contributions. Mr. Winn was a participant in the 401(k) Plan until his resignation in August 2014. All other NEOs participate in the 401(k) Plan. Our matching contributions to our NEOs are included in the “Other Compensation” column in the Summary Compensation Table

Pension Plan

We maintain a defined benefit pension plan in which Messrs. Birmingham, Klotzbach, Harrison, Kenefick and Winn have participated. The plan remains available as it was previously a standard part of our benefits program. The plan was closed to new participants as of December 31, 2006. Additional information regarding the pension benefits of our NEOs can be found in the Pension Benefits Table.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical (including a high deductible health plan), dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with limited perquisites that the MD&C Committee believes are reasonable and consistent with our overall compensation program, and allow our NEOs to more effectively discharge their responsibilities to us. Messrs. Birmingham, Klotzbach, Harrison, Kenefick and Winn were provided use of a company-owned vehicle in 2014. We have fifty retail and commercial banking offices located in a 10,000 square mile footprint throughout western and central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of a company-owned vehicle. We also reimburse Messrs. Birmingham, Klotzbach, Harrison and Kenefick for membership costs for various clubs and organizations. The MD&C Committee believes such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEOs for personal use of a company-owned vehicle and membership reimbursements are included in the “Other Compensation” column in the Summary Compensation Table.

Agreements with Named Executive Officers

Departure of Mr. Winn:

Mr. Winn resigned as our Chief Risk Officer in August 2014. In connection with Mr. Winn’s resignation, we entered into a separation and release agreement with Mr. Winn dated September 2, 2014. Under the terms of the separation agreement, Mr. Winn provided a general release of claims in our favor. The separation agreement also prohibits Mr. Winn from using, commercializing or disclosing Five Star Bank’s confidential information.

Pursuant to the separation agreement, Mr. Winn is entitled to receive $184,500 paid in 47 equal bi-weekly installments, less required payroll deductions and withholdings. These amounts are included in the Summary Compensation Table on page 41.

Executive Agreements:

During 2014, Messrs. Birmingham, Klotzbach, Harrison and Winn were subject to executive agreements (collectively, the “Agreements”). Mr. Winn’s agreement was cancelled coincident with his resignation in August 2014.

The Agreements provide for change-in-control severance benefits and also contain provisions for the protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

Accordingly, the Agreements provide for the continuation of compensation in the event of certain terminations within a specified period following a change-in-control for Messrs. Birmingham, Harrison and Klotzbach. The Agreements use a “double trigger,” meaning that acceleration of vesting and severance payments requires both the change-in-control event and a qualifying termination of employment, consisting of the executive’s involuntary termination without cause or voluntary termination for good reason within 12 months following a change-in-control transaction.

In the event of a qualifying termination (involuntary termination without cause or voluntary termination for good reason) within the 12-month period following a change-in-control, the executive will receive an amount equal to two times the sum of his base salary (three times the sum of his base salary for Mr. Birmingham) for the calendar year ending just before the date on which the change-in-control occurred plus the average of the executive’s annual incentive compensation for the three calendar years ending before the date on which the change-in-control occurred. Such amount will be paid in equal installments following the executive’s termination date for the continuation period. The agreement with Mr. Birmingham was amended to provide a continuation period of 3 years. The agreements with Messrs. Klotzbach and Harrison provide a continuation period of 2 years. We will also continue to pay for health and dental coverage, for up to 18 months, for each executive and his covered dependents. In addition, all restricted stock awards, stock options and other rights that the executive may hold to purchase or otherwise acquire shares of our common stock will immediately become fully vested at the maximum level and, in the case of stock options, exercisable in full for the total number of shares that are or might become purchasable thereunder.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code.

In the event of termination due to a change-in-control, the non-competition and non-solicitation provisions of the Agreements are effective during the period the executive is receiving any compensation or benefits from us under the Agreement. If the executive terminates and is not entitled to compensation under the agreement, the non- competition and non-solicitation provisions of the Agreements are effective for six months following the executive’s termination of employment. If the executive’s employment terminates with eligibility for compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the Agreement will be effective for the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) the six-months following the executive’s termination of employment. Further information regarding the benefits under the Agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 47.

Retirement Agreement with Mr. Harrison:

On May 21, 2014, we entered into a Supplemental Executive Retirement Agreement (the “Retirement Agreement”) with Mr. Harrison in recognition of his past contributions and valuable services provided to us and more importantly, to encourage his continued employment with us and to provide him with additional incentive to achieve our corporate objectives.

Pursuant to the Retirement Agreement, Mr. Harrison is entitled to receive a supplemental retirement benefit payable over a ten-year period in substantially equivalent payments commencing April 1, 2017. The annual supplemental retirement benefit amount is determined by multiplying Mr. Harrison’s average annual compensation for the period of January 1, 2014 through December 31, 2015 by 40% and then subtracting $79,700, provided that the annual benefit amount will be at least $67,200. Mr. Harrison’s average annual compensation will be the average of the sum of his annual base salary and his annual award under our annual incentive plan, each for the period of January 1, 2014 through December 31, 2015.

In the event of Mr. Harrison’s death, his beneficiary will be entitled to receive a lump-sum payment equal to any unpaid amounts under the Retirement Agreement, provided that if his death is before December 31, 2015, then his aggregate benefit under the Retirement Agreement will be limited to $672,000. In the event of Mr. Harrison’s disability, he will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled, provided that if his disability is before December 31, 2015, then his aggregate benefit under the Retirement Agreement will be limited to $672,000. In the event of a change of control, Mr. Harrison will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled, provided, however, to avoid duplication of benefits, if Mr. Harrison is entitled to receive benefits in connection with the change of control pursuant to his Agreement with us, dated May 22, 2013, he will forfeit his benefits under the Retirement Agreement.

Our obligations under the Retirement Agreement are conditioned upon Mr. Harrison executing a release of claims in the form attached to the Retirement Agreement. The Retirement Agreement also contains provisions for the protection of our confidential and proprietary information, as well as noncompetition and non-solicitation restrictions. The non-competition provision is effective for the period of time during which the Mr. Harrison is receiving any compensation or benefits from us under the Retirement Agreement, and the non-solicitation provision is effective for the five-year period following the commencement of payment of benefits to Mr. Harrison under the Retirement Agreement.

In addition, the MD&C Committee approved Mr. Harrison’s intention to maintain a consulting relationship for the first year following his retirement. The agreement provides for a consulting fee of $100,000 for regular consulting related to indirect lending and general management matters. We and Mr. Harrison have agreed upon the material terms of the consulting agreement to be executed upon his retirement.

OTHER COMPENSATION CONSIDERATIONS

Stock Ownership Requirements

To demonstrate the strong commitment of our Board and our NEOs to our performance and to further promote our commitment to sound corporate governance, the MD&C Committee approved in January 2015 a revision to our policy on share ownership increasing most requirements to 150% of the requirement in 2014. Executive officer and director stock ownership guidelines have been adopted as follows:

Position	Required Ownership
	2014	2015

CEO	2x Annual Base Salary	3x Annual Base Salary

CFO and Treasurer / General Counsel and CRO	1x Annual Base Salary	1.5x Annual Base Salary

Other NEOs	1x Annual Base Salary	1x Annual Base Salary

Non-employee Directors	Shares with a value at least equal to $100,000	Shares with a value at least equal to $150,000

Shares that count toward satisfaction of the stock ownership requirements include: shares owned outright by such person or his or her immediate family members residing in the same household, 401(k) funds invested in shares of our stock, shares acquired upon stock option exercises, shares held in trust for the benefit of such person and shares of unvested restricted stock. Effective with the changes to our stock ownership requirements for 2015, unearned performance-based restricted shares and unvested time-based restricted shares will no longer count toward satisfaction of the stock ownership requirements.

All covered executive officers and directors are required to achieve their stock ownership requirement within five years from their election as director or, in the case of an executive, from the most recent annual measurement period. Those subject to the requirements must retain at least 75% of shares issued to them by us until the holding requirement is met. Once achieved, ownership of the required amount must be maintained for as long as the individual holds an executive officer position or serves as a director. For 2014, all members of our Board of Directors have met their stock ownership requirement with the exception of Mr. Glaser, who joined the Board in May 2014. For 2014, all of our NEOs met their respective stock ownership requirement, except for Mr. Kenefick and Ms. Dolan who have not yet met the requirement.

Under the 2015 requirements, all members of our Board of Directors have met their stock ownership requirement with the exception of Messrs. Dorn and Glaser, who both joined the Board in May 2014. Using the increased stock ownership and the revised share counting for 2015, only Mr. Harrison meets the new stock ownership requirements for executive officers. The Board members and executives are committed to meeting these requirements and the MD&C Committee is confident the stock ownership requirements will be met by all within the required timeframe.

Clawback Provision

All of our executive incentive compensation plan documents and award agreements incorporate a clawback provision which states that if the MD&C Committee determines that a covered individual received a payment, bonus, retention award, or incentive compensation award that was determined using materially inaccurate criteria, then the amount that was paid as a result of the materially inaccurate criteria shall be repaid to us by the employee. To date, no clawback action has been required.

Policy Regarding Derivatives, Pledging and Hedging

Our Board of Directors has adopted a policy that prohibits all executive officers, including our NEOs, and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock, or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package for our NEOs with the need to maximize the immediate deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Our 2009 Management Stock Incentive Plan is structured to allow us, but not require us, to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally provides that we may not deduct compensation that is paid to certain individuals each year of more than $1,000,000 per individual, unless an exception applies. Compensation pursuant to stock options and other performance-based compensation may be exempted from the limitations imposed under Section 162(m) if certain requirements are met. The MD&C Committee believes that shareholders’ interests are best served if our discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Accordingly, the MD&C Committee may grant awards and enter into agreements under which the related compensation is not fully deductible under Section 162(m) if the MD&C Committee determines such arrangements are in the best interests of our shareholders.

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options and restricted stock.

2015 COMPENSATION PLANNING

The MD&C Committee continuously reviews existing compensation programs and receives expert advice about the executive compensation marketplace, and our plans and programs in relation to those. Accordingly, the MD&C Committee has made modifications to our compensation programs for 2015 that are summarized below:

Compensation Element	Summary of Revision	Rationale
Peer Group	The MD&C Committee intends to use a peer group of 30 regional banks for compensation benchmarking and has introduced the use of the SNL Small Cap Bank and Thrift Index for comparing relative performance on TSR and other relative performance measures.	The use of a broader index creates a better comparison group for corporate and shareholder performance measures.

Annual Incentive Plan	The Committee redesigned the plan for 2015 by: (i) adding two new performance measures to the plan: Relative Return on Average Equity and Relative Return on Average Assets using the SNL Small Cap Bank and Thrift Index as the comparison group; (ii) reducing the target, threshold and maximum opportunities under the plan for all NEOs except the COO; and (iii) de-linking the plan performance targets from annual budget targets.	The newly designed plan reflects the MD&C Committee’s intention to link cash incentive awards to year over year performance improvement and to the achievement of the performance results of high-performing community banks.

Long-Term Equity Incentive Plan	The Committee re-weighted performance-based restricted shares to be 70% based on relative TSR using the SNL Small Cap Bank and Thrift Index and 30% based on grant year EPS goals. The Committee reviewed the grant value of the performance-based equity awards for certain NEOs and plans to increase the grant value of awards.	The Committee finds the long-term relative performance strongly aligns these grants with shareholder performance. The revised grant values more closely align the total compensation of executives with the median of the peer group.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Samuel M. Gullo, Chairman

Andrew W. Dorn, Jr.

Erland E. Kailbourne

James H. Wyckoff

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information concerning the compensation earned by our NEOs for each of the fiscal years ended December 31, 2014, 2013, and 2012 in which they were an NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Martin K. Birmingham	2014	420,000	91,151	235,957	83,387	21,182	851,677
President & Chief Executive Officer	2013	335,865	43,537	131,036	—	29,250	539,688
	2012	241,066	75,244	152,073	41,409	28,027	537,819

Kevin B. Klotzbach	2014	230,000	40,334	99,986	177,097	26,679	574,096
EVP, Chief Financial Officer & Treasurer	2013	199,407	27,852	60,364	27,646	25,330	340,599

Richard J. Harrison	2014	280,500	49,188	121,940	306,555	22,818	781,001
EVP & Chief Operating Officer	2013	275,000	43,537	85,113	17,262	28,467	449,379
	2012	247,840	78,209	154,356	57,996	26,984	565,385

Jeffrey P. Kenefick	2014	209,100	36,665	108,830	79,007	12,553	446,155
EVP, Commercial Executive &	2013	191,668	7,415	54,156	—	23,321	276,560
Regional President

Paula D. Dolan	2014	140,000	24,550	53,171	—	8,587	226,308
Senior Vice President & Director of Human Resources and Enterprise Planning

Kenneth V. Winn(5)	2014	143,477	35,772	—	84,229	197,566	461,044
EVP & Chief Risk Officer	2013	200,000	31,665	70,209	21,963	15,719	339,556

(1)	The grant date fair value of all stock awards has been calculated in accordance with FASB ASC 718. For restricted shares awarded during 2014, amounts shown reflect the grant date fair value of such awards for the one- and three-year performance periods beginning in 2014 based on the probable outcome of performance conditions related to these restricted share awards at the grant date. The 2014 restricted share awards include both market-related (TSR) and internal (EPS) performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section of this proxy statement. Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model. The table below sets forth the grant date fair value for the restricted share awards granted during 2014:

Executive Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($) *	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-related Component Grant Date Fair Value ($) **
Martin K. Birmingham	51,984	117,930	39,167
Kevin B. Klotzbach	23,006	52,185	17,328
Richard J. Harrison	28,055	63,640	21,133
Jeffrey P. Kenefick	20,908	47,436	15,757
Paula D. Dolan	13,999	31,762	10,551
Kenneth V. Winn	20,405	46,284	15,367

*	Amounts shown represent the grant date fair value of the restricted share awards subject to the internal EPS performance goal (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the one year performance period beginning in 2014. The grant date fair value of the EPS goal component of the restricted share awards awarded on February 18, 2014 was $21.19 per share, which was the closing share price of our common stock on that date.

**	Amounts shown represent the grant date fair value of restricted share awards subject to the market-related TSR goal component of the restricted share awards, for which expense recognition is not subject to probable or maximum outcome assumptions. The weighted-average grant date fair value of the market-related TSR goal component of the restricted share awards awarded on February 18, 2014 was $10 per share, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 39.4%, a risk-free interest rate of 0.62%, and a dividend yield rate of 3.59%.

(2)	The amount in this column for Mr. Kenefick includes $20,603 of his 2012 non-equity incentive plan award, which was deferred and paid in 2014 upon satisfying certain performance measures.
(3)	The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. Significant changes in these amounts during 2014 were primarily caused by changes in market interest rates and the mortality tables. The amount reported for Mr. Harrison also includes $206,582, representing the estimated present value of future benefits under his supplemental executive retirement agreement. Ms. Dolan was not eligible to participate in our defined benefit pension plan.
(4)	Amounts reported in this column for 2014 are itemized in the table below captioned “All Other Compensation”.
(5)	Mr. Winn resigned on August 19, 2014.

All Other Compensation

The following table sets forth details of “All Other Compensation”, as presented above in the Summary Compensation Table for 2014.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	401(k) Matching Contribution ($)	Separation Compensation ($)(1)	Other ($)(2)	Total ($)
Martin K. Birmingham	5,391	3,641	11,700	—	450	21,182
Kevin B. Klotzbach	8,061	4,938	11,700	—	1,980	26,679
Richard J. Harrison	4,092	3,216	11,700	—	3,810	22,818
Jeffrey P. Kenefick	1,999	159	9,945	—	450	12,553
Paula D. Dolan	—	—	6,607	—	1,980	8,587
Kenneth V. Winn	2,557	—	9,616	184,500	893	197,566

(1)	As described under the caption “Departure of Mr. Winn” in the Compensation Discussion and Analysis beginning on page 20, in connection with Mr. Winn’s resignation, the Company and Mr. Winn entered into a separation and release agreement dated September 2, 2014. Pursuant to the separation agreement, Mr. Winn is receiving $184,500 paid in 47 equal bi-weekly installments, less required payroll deductions and withholdings.
(2)	This column discloses the taxable portion of group term life insurance.

2014 Grants of Plan-Based Awards

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2014 to each of our NEOs.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards(2)			Grant date fair value of stock awards(3) ($)
Executive Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	02/18/14	42,000	210,000	336,000	2,478	4,955	7,433	91,151
Kevin B. Klotzbach	02/18/14	18,400	92,000	138,000	1,085	2,171	3,289	40,334
Richard J. Harrison	02/18/14	22,440	112,200	168,300	1,324	2,647	4,011	49,188
Jeffrey P. Kenefick	02/18/14	16,728	83,640	125,460	987	1,974	2,990	36,665
Paula D. Dolan	02/18/14	8,400	42,000	56,000	661	1,321	2,002	24,550
Kenneth V. Winn	02/18/14	16,320	81,600	122,400	963	1,925	2,917	35,772

(1)	This represents the annual cash incentive opportunity under our 2014 annual cash incentive plan at threshold, target or maximum performance. The amount actually paid for 2014 is set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Plan” for additional information about the performance conditions applicable to each payment.
(2)	These columns show the potential number of shares that our NEOs could earn under our 2014 long-term equity-based incentive plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan”.
(3)	See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

For additional information regarding our annual cash incentive plan and our long-term equity-based incentive plan, please see the discussions under “Annual Cash Incentive Plan” and “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis.

Outstanding Equity Awards at December 31, 2014

	Option awards			Stock awards
Executive Name	Number of securities underlying unexercised options Exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Martin K. Birmingham	1,650	19.75	07/26/16	5,399	(1)	135,785	5,771	(7)	145,141
	1,500	19.41	07/25/17
Kevin B. Klotzbach	1,650	19.75	07/26/16	2,234	(2)	56,185	2,958	(7)	74,394
	1,500	19.41	07/25/17
Richard J. Harrison	1,650	19.75	07/26/16	2,530	(3)	63,630	4,060	(7)	102,109
	1,500	19.41	07/25/17
Jeffrey P. Kenefick	2,500	19.75	07/26/16	1,656	(4)	41,648	1,845	(7)	46,402
	2,500	19.41	07/25/17
Paula D. Dolan	—	—	—	1,770	(5)	44,516	1,001	(7)	25,175
Kenneth V. Winn	1,200	19.75	09/19/15	—		—	—		—
	1,200	19.41	09/19/15
	1,600	15.85	09/19/15

(1)	1,551 awards vest on February 15, 2015; 986 awards vest on December 31, 2015; and 2,862 awards vest on February 18, 2017.
(2)	337 awards vest on February 15, 2015; 631 awards vest on December 31, 2015; and 1,266 awards vest on February 18, 2017.
(3)	986 awards vest on December 31, 2015 and 1,544 awards vest on February 18, 2017.
(4)	337 awards vest on February 15, 2015; 168 awards vest on December 31, 2015; and 1,151 awards vest on February 18, 2017.
(5)	1,000 awards vest on September 26, 2016 and 770 awards vest on February 18, 2017.
(6)	Market values calculated using $25.15 per share, which was the closing market price of our common stock on December 31, 2014.
(7)	Represents the maximum number of restricted stock awards subject to TSR performance measures granted on February 13, 2013 and February 18, 2014. Of the restricted stock awards reported for Messrs. Birmingham, Klotzbach, Harrison and Kenefick and Ms. Dolan, 2,055, 1,314, 2,055, 350 and 0, respectively, will vest on December 31, 2015, subject to the TSR performance measure and recipient’s continued employment with the Company and 3,716, 1,644, 2,005, 1,495 and 1,001, respectively, will vest on February 18, 2017, subject to the TSR performance measure and recipient’s continued employment with the Company.

Option Exercises and Stock Vested in 2014

The following table provides information about stock options exercised by our NEOs during 2014 and restricted stock held by our NEOs that vested in 2014.

	Option Awards		Stock Awards
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Martin K. Birmingham	4,596	21,188	7,236	155,107
Kevin B. Klotzbach	2,553	8,450	461	9,822
Richard J. Harrison	1,773	6,684	3,239	68,921
Jeffrey P. Kenefick	—	—	536	11,412
Kenneth V. Winn	—	—	536	11,412

(1)	Value realized on exercise is the difference between the market price on the date of exercise and the exercise price of the options exercised, multiplied by the number of options exercised.
(2)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

Pension Benefits

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The plan was closed to new participants as of December 31, 2006.

The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). Ms. Dolan is not listed because she was never a participant the New York Bankers Retirement Plan. The table also includes the present value of the accumulated benefit to Mr. Harrison under his Supplemental Executive Retirement Agreement. The present value of accumulated benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2014. None of our NEOs received pension payments during 2014.

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)
Martin K. Birmingham	New York Bankers Retirement Plan	8.8	218,444
Kevin B. Klotzbach	New York Bankers Retirement Plan	12.3	618,472
Richard J. Harrison	New York Bankers Retirement Plan	10.4	454,245
	Supplemental Executive Retirement Agreement	—	206,582
Jeffrey P. Kenefick	New York Bankers Retirement Plan	7.8	195,681

(1)	The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 17 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

Benefits under the defined benefit pension plan are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages, and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit

For benefit service accrued prior to January 1, 2004:

•	1.75 % of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004:

•	1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 provided that such service shall not exceed the difference between (i) 35 and (ii) the participant’s years of benefit earned prior to January 1, 2004 (up to 35); plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service up to 35 years.

The normal benefit form is payable as a single life pension with sixty payments guaranteed. There are a number of optional forms of benefit available to participants, all of which are adjusted actuarially.

Early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a participant’s enrollment and vesting in the plan as of January 1, 2004. Mr. Harrison is eligible for retirement. Mr. Klotzbach is eligible for early retirement.

Material Terms of the Supplemental Executive Retirement Agreement with Mr. Harrison

In recognition of Mr. Harrison’s past contributions and valuable services provided to us, to encourage his continued employment with us and to provide him with additional incentive to achieve our corporate objectives, we entered into a supplemental executive retirement agreement (the “Retirement Agreement”) with Mr. Harrison as of May 21, 2014.

Pursuant to the Retirement Agreement, Mr. Harrison is entitled to receive a supplemental retirement benefit payable over a ten-year period in substantially equivalent payments commencing April 1, 2017. The annual supplemental retirement benefit amount is determined by multiplying Mr. Harrison’s average annual compensation for the period of January 1, 2014 through December 31, 2015 by 40% and then subtracting $79,700, provided that the annual benefit amount will be at least $67,200. Mr. Harrison’s average annual compensation will be the average of the sum of his annual base salary and his annual award under our annual incentive plan, each for the period of January 1, 2014 through December 31, 2015.

In the event of Mr. Harrison’s death, he will be entitled to receive a lump-sum payment equal to any unpaid amounts under the Retirement Agreement, provided that if his death is before December 31, 2015, then his aggregate benefit under the Retirement Agreement will be limited to $672,000. In the event of Mr. Harrison’s disability, he will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled, provided that if his disability is before December 31, 2015, then his aggregate benefit under the Retirement Agreement will be limited to $672,000. In the event of a change of control of the Company, Mr. Harrison will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled, provided, however, to avoid duplication of benefits, if Mr. Harrison is entitled to receive benefits in connection with the change of control pursuant to his Executive Agreement with the Company, dated May 22, 2013, he will forfeit his benefits under the Retirement Agreement.

Our obligations under the Retirement Agreement are conditioned upon Mr. Harrison executing a release of claims in the form attached to the Retirement Agreement. The Retirement Agreement also contains provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. The non-competition provision is effective for the period of time during which the Mr. Harrison is receiving any compensation or benefits from us under the Retirement Agreement, and the non-solicitation provision is effective for the five-year period following the commencement of payment of benefits to Mr. Harrison under the Retirement Agreement.

Potential Payments Upon Termination of Employment or Change in Control

As discussed under “Agreements with Named Executive Officers,” on page 36, we have entered into executive agreements (“the agreements”), which include change of control provisions, with Messrs. Birmingham, Klotzbach and Harrison. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within a year, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.	any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Act”)), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of FII securities possessing twenty percent (20%) or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.	any consolidation, share exchange or merger of FII in which FII is not the continuing or surviving corporation or pursuant to which any shares of FII’s common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.	“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least three quarters of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 12 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of the company and not compete with the company during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	Three	36 months
Kevin B. Klotzbach	Two	24 months
Richard J. Harrison	Two	24 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options and restricted stock; and (3) payment of the cost to continue medical and dental benefits for a period not to exceed 18 months.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 280G of the Internal Revenue Code. In the event the calculated payment exceeds the 280G limit, the benefits will be reduced to an amount below the limit.

Under the 2009 Management Stock Incentive Plan, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all restricted stock that is subject solely to the passage of time; and (2) the vesting of a pro rata portion of all restricted stock whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2014.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(5)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay continuation	—	1,454,430	—
	Equity award vesting(1)	—	280,926	280,926
	Health benefits continuation	—	16,102	—

	Total	—	1,751,458	280,926

Kevin B. Klotzbach	Pay continuation	—	546,170	—
	Equity award vesting(1)	—	130,579	130,579
	Health benefits continuation	—	16,102	—

	Total	—	692,851	130,579

Richard J. Harrison	Pay continuation(3)	—	792,930	672,000
	Equity award vesting(1)	—	165,739	165,739
	Health benefits continuation	—	19,285	—

	Total	—	977,954	837,739

Jeffrey P. Kenefick(2)	Equity award vesting(1)	—	—	88,050

Paula D. Dolan (2)	Equity award vesting(1)	—	—	69,691

Kenneth V. Winn	Pay continuation(4)	184,500	—	—

(1)	The figures shown reflect the value of those restricted stock awards that would accelerate, calculated using a price per share of $25.15 which was the closing sales price for a share of our common stock on December 31, 2014.
(2)	The amount reported for Mr. Kenefick and Ms. Dolan is the value of restricted stock vesting provided under the 2009 Management Stock Incentive Plan as they are not parties to an Executive Agreement.
(3)	As described in “Retirement Agreement with Mr. Harrison” in the “Compensation Discussion and Analysis” beginning on page 20, in the event of his death or disability before December 31, 2015, Mr. Harrison, or his beneficiary in the event of his death, would be entitled to receive a lump-sum payment of $672,000.
(4)	As described in “Departure of Mr. Winn” in the “Compensation Discussion and Analysis” beginning on page 20, in connection with Mr. Winn’s resignation, we entered into a separation and release agreement with Mr. Winn dated September 2, 2014. Pursuant to the separation agreement, Mr. Winn is receiving $184,500 paid in 47 equal bi-weekly installments, less required payroll deductions and withholdings.
(5)	The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 280G of the Internal Revenue Code. In the event the calculated payment exceeds the 280G limit, the benefits will be reduced to an amount below the limit.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures for our named executive officers are competitive yet conservative, are focused on pay for performance principles, and are strongly aligned with the long-term interests of our shareholders. We also believe that we and our shareholders both benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. We encourage you to review the tables and our narrative discussion included in this Proxy Statement.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to approve the compensation of our named executive officers as described under Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Accordingly, we ask that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2014 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this Proxy Statement for its 2015 Annual Meeting of Shareholders is hereby approved.”

Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development & Compensation Committee will review the results of the vote and evaluate whether any actions are necessary to address such results.

The Board of Directors unanimously recommends that the shareholders approve the Say on Pay resolution and,

accordingly, recommends a vote “FOR” this proposal.

PROPOSAL 3 – APPROVAL OF THE FINANCIAL INSTITUTIONS, INC.

2015 LONG-TERM INCENTIVE PLAN

The MD&C Committee has recommended and the Board of Directors has unanimously approved, the adoption of the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”) that become effective May 6, 2015 if approved by shareholders at our annual meeting.

Currently we grant equity under the Financial Institutions, Inc. 2009 Management Stock Incentive Plan (“Management Plan”) and the Financial Institutions, Inc. 2009 Directors’ Stock Incentive Plan (“Director’s Plan”), (collectively, “the 2009 Plans”). The 2015 Plan is proposed to replace the 2009 Plans. The discussion of the 2015 Plan that follows and set forth in Appendix A to this Proxy Statement is qualified in its entirety by reference to the full text of the 2015 Plan, which is included as Appendix B to this Proxy Statement.

Note: The initial share authorization of the 2015 Plan is limited to the number of shares remaining available under the 2009 Plans. No additional shares are being requested under the 2015 Plan.

Why Shareholders Should Approve the 2015 Plan

As described in greater detail in the Compensation Discussion and Analysis section of the proxy statement, equity compensation is an essential part of our compensation program and our use of equity reinforces both pay for performance and alignment with shareholders. The requested approval does not include a request for additional shares as we feel the shares remaining in the 2009 Plans are sufficient for several years of equity awards under our compensation program. The reasons we adopted the 2015 Plan include:

•	To incorporate best practices for plans of our size and reduce the complexity of the 2009 Plans;

•	To create administrative efficiency by eliminating two separately administered plans in favor of a single plan administered by the MD&C Committee;

•	To receive approval from shareholders of the potential performance criteria for performance-based awards as required under IRC Section 162(m); and

•	To provide a broad array of different types of equity awards to support competitive compensation practices of all types, which is key to both retaining and attracting a talented, motivated and effective executive team.

The 2015 Plan is aligned with shareholders in the following ways:

•	No additional costs to shareholders as no new shares are being requested;

•	Equity compensation directly motivates executives to create shareholder value;

•	Includes a double-trigger to accelerate vesting upon a change in control;

•	Includes a clawback policy;

•	Excludes liberal share recycling; and

•	Prohibits repricing of shares or options, or use of granted shares for hedging or derivatives.

The Board recommends a vote “FOR” the 2015 Plan because it believes the plan is in our shareholder’s best interest.

We have a long history of using equity grants wisely as a part of our pay for performance compensation culture as demonstrated by:

•	Our 3-year average burn rate(1) of 0.60%, which is below our average peer burn rate(1) of 1.40%;

•	Awards under our Long-Term Equity-Based Incentive Plan are earned based on grant-year EPS and 3-year relative TSR performance;

•	Annual executive restricted share grants have a 3-year vesting period; and

•	No dividends are paid on restricted shares.

(1)	Burn rates are defined as average three-year share usage expressed on an option-equivalent basis with full-value shares converted to option equivalents based on a company’s stock price volatility. The peer burn rate reflects the burn rate of the peer group described in the Compensation Discussion and Analysis section of the proxy statement.

Key Features of the 2015 Plan:

The 2015 Plan includes several features designed to protect shareholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years, including:

•	Limitation on awards to Directors and other employees. Equity awards to any single non-employee Director (excluding awards made in lieu of cash retainer) may not exceed $100,000 in value, determined as of the award date. The maximum number of shares that may be subject to stock awards to any employee in a calendar year may not exceed three hundred thousand shares;

•	Director Cash Payments in Equivalent Stock. The 2015 Plan includes a provision that allows Directors’ to receive their cash retainers in equivalent shares of our common stock, thus expanding share ownership of Directors;

•	Minimum Vesting. The 2015 Plan, like the 2009 Plans, does not include a minimum vesting provision in order to facilitate in-lieu-of-cash shares for Directors. However, it is our practice to use 3-year cliff vesting for shares granted to NEOs and other executives;

•	No Repricings without Shareholder Approval. The 2015 Plan does not allow repricing, amendment, or exchange of outstanding options or stock appreciation rights without shareholder approval;

•	No Discounted Awards. The exercise price per share of stock under an option or stock appreciation right must be not less than the fair market value of our common stock on the date of grant;

•	No Liberal Share “Recycling.” Shares surrendered for the payment of the exercise price or withholding taxes under equity awards may not again be made available for issuance under the 2015 Plan;

•	No “Liberal” Change-in-Control Definition. The 2015 Plan requires the consummation of a merger, sale of substantially all of our assets or similar transaction or a minimum acquisition of 20% of our outstanding shares before a change-in-control occurs;

•	“Double-Trigger” Change in Control Provision. Under the 2015 Plan, awards that are assumed or replaced by the resulting entity after a change in control do not automatically accelerate unless an employee’s employment is also involuntarily terminated within two years of the change in control;

•	Clawback. Awards granted under the 2015 Plan are subject to any then current clawback policy that applies to awards under the 2015 Plan, and are subject to clawback in the event of an accounting restatement as described in more detail below;

•	Independent Plan Administrator. The 2015 Plan will be administered by a committee comprised of “independent directors” and meets the definition required by NASDAQ and under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under SEC Rule 16b-3; and

•	Code Section 162(m) Exemption. Provides flexibility to grant awards under the 2015 Plan that qualify for the “performance based” compensation exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) that generally applies to certain of our NEOs.

Historical Use of Equity:

We believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. We believe our historical share usage, commonly measured by run-rate, has been responsible and mindful of stockholder interests, as shown:

Data	As of December 31, 2014
Shares available for Grant	514,847
Unvested Full-Value Awards	59,113
Unexercised Options	135,416
Shares Outstanding	14,118,048

“Run-rate” expresses the amount of equity in the form of stock awards, restricted stock and/or options we grant annually relative to our number of shares outstanding.

Our run-rates for the years ended December 31 were as follows:

2012	2013	2014	3-Year Average
0.60%	0.60%	0.60%	0.60%

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2014, information about our equity compensation plans that have been approved by our shareholders, including the number of shares of our common stock exercisable under all outstanding options, warrants and rights, the weighted average exercise price of all outstanding options, warrants and rights and the number of shares available for future issuance under our equity compensation plans. We have no equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	135,416	$19.25	514,847
Equity compensation plans not approved by shareholders	—	$—	—

As of March 12, 2015, approximately 650 individuals are eligible to participate in the 2015 Plan, including our non-executive directors.

Based on the number of shares outstanding under the 2009 Plans as of March 12, 2015, the maximum number of shares of common stock that would be available for future issuance under the 2015 Plan is 438,076 shares.

New Plan Benefits Table

A new plan benefits table for the 2015 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2015 Plan if the 2015 Plan was then in effect, as described in the SEC’s proxy rules, are not provided because all awards made under the 2015 Plan will be made at the MD&C Committee’s discretion, subject to the terms of the 2015 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2015 Plan are not determinable at this time, and a New Plan Benefits Table has not been provided.

Appendix A includes a summary of the 2015 Plan. A copy of the 2015 Plan is attached hereto as Appendix B, and the above-discussion and the summary of the 2015 Plan in Appendix A are qualified in their entirety by the terms of the actual plan document.

The Board of Directors unanimously recommends a vote “FOR” approval of the Financial Institutions, Inc. 2015

Long-Term Incentive Plan.

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met in person five times, with an additional three conference call meetings, during fiscal year 2014 for a total of eight meetings. At various times during the 2014 fiscal year, the Audit Committee met with KPMG LLP (“KPMG”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2014 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Oversight Board. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the Company, and considered the compatibility of non-audit services with KPMG’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

THE AUDIT COMMITTEE

James L. Robinson, Chair

Karl V. Anderson, Jr.

Robert M. Glaser

Samuel M. Gullo

Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for 2014 and 2013, and fees billed for other services rendered by KPMG.

	2014	2013
Audit Fees(1)	$424,300	$352,200
Audit Related Fees(2)	12,800	14,000
Tax Fees(3)	186,854	145,649
All Other Fees(4)	—	—

Total fees	$623,954	$511,849

(1)	Audit fees include fees for services that normally would be provided by KPMG in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standard, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
(2)	Audit related fees consist of services rendered in connection with regulatory compliance procedures.
(3)	Tax fees are fees for professional services rendered by KPMG for tax compliance, tax advice, and tax planning. Tax fees for 2014 and 2013 included amounts related to the planning and formation of our wholly-owned real estate investment trust, Five Star REIT, Inc.
(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to KPMG for the fiscal years ended December 31, 2014 and 2013.

Pre-Approval Policy

Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid to the independent accountant, with the exception of certain routine additional professional services that may be performed at the request of management without pre-approval. The additional professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. The engagement letter entered into with KPMG for tax compliance services and tax consulting services states such services will not exceed $10,000 per quarter and that a listing of the additional services provided to us each quarter, if any, will be provided to the Audit Committee at their next meeting. All of the accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board has ratified the decision of the Audit Committee to appoint KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although we are not required to do so, we are seeking shareholder ratification of this appointment as a matter of good corporate governance. KPMG has audited our financial statements since 1995. Representatives of KPMG will be present at the meeting to make a statement, if they desire to do so, and will be available to respond to questions from our shareholders.

If the shareholders fail to ratify the appointment, the Board may reconsider whether or not to retain KPMG and reserves the discretion to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in our best interests and our shareholders.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the Ratification of the

Appointment of KPMG LLP as our Independent Registered Public Accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Related Party Transaction Policy provides for the oversight of related party transactions by our Chief Risk Officer. Pursuant to such policy, our Chief Risk Officer is notified whenever a potential related party transaction is being contemplated. Our Chief Risk Officer refers any potential transactions, with appropriate supporting detail, to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction as such term is defined under Item 404(a) of Regulation S-K. If the Audit Committee determines that the potential transaction would be a related party transaction, then the Audit Committee determines whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers all factors that it deems appropriate and then decides whether to approve the transaction using its business judgment.

During 2014, neither we nor any of our subsidiaries was a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2014, our directors, and executive officers and their affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us, and did not involve more than the normal risk of collectability or present other unfavorable features.

Loans to directors and executive officers are subject to limitations contained in the Federal Reserve Act. All loans to our directors and executive officers are made in conformity with the Federal Reserve Act and applicable regulations. Presently we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were, with one exception, complied with during the fiscal year ended December 31, 2014. Due to administrative oversight, Mr. Winn filed one late Form 4 reporting the forfeiture of restricted stock.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Development & Compensation Committee (“MD&C”) consists of Messrs. Gullo, Dorn, Kailbourne and Wyckoff. We have no MD&C Committee interlock. Each of our MD&C Committee members is an independent, outside director. None of our MD&C Committee members is a current or former officer or employee of the Company. None of the members of the MD&C Committee has served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On August 31, 2014, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $282,241 in premiums including broker of record commissions. The primary liability policy is carried with OneBeacon Atlantic Specialty Insurance Company and the excess policies are carried with CNA Continental Casualty Company, Travelers St. Paul Fire and Marine Insurance Company, and Chartis AIG Illinois National Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. Mr. Anderson was involved with the insurance renewal process.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY RECEIVE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569. SHAREHOLDERS MAY ALSO VIEW THE ANNUAL REPORT ON FORM 10-K AT OUR WEBSITE (www.fiiwarsaw.com), UNDER THE INVESTOR RELATIONS TAB.

APPENDIX A

SUMMARY OF FINANCIAL INSTITUTIONS, INC. 2015 LONG-TERM INCENTIVE PLAN

The summary of the 2015 Plan that follows is qualified in its entirety by reference to the full text of the 2015 Plan that is included as Appendix B to this Proxy Statement following this summary.

General Information

The 2015 Plan has a ten-year term and provides for various awards denominated in shares of Financial Institutions, Inc. common stock, $0.01 par value per share (the “Common Stock”). The 2015 Plan provides for the granting of: stock options (“Options”); restricted stock (“Restricted Stock Awards”); restricted stock units (“Restricted Stock Unit Awards”); stock appreciation rights (“Stock Appreciation Rights”), cash awards (“Cash Awards”), unrestricted shares of Common Stock in lieu of cash fees (“Director Awards”); dividend equivalents (“Dividend Equivalents”) and other awards that are convertible into or otherwise based on stock of the Company (collectively, “Awards”). Awards may be granted under the 2015 Plan to any employee (including officers) and non-employee director of the Company and its affiliates.

Available Shares

Subject to adjustment for changes in capitalization, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the 2015 Plan is the sum of the following: (a) the number of shares remaining available for issuance under the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”) on the Effective Date; and (b) any shares of Common Stock that are subject to outstanding awards under the Prior Plans on the Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash. If the 2015 Plan is approved, no further grants will be made under the Prior Plans.

Limits under the 2015 Plan

Subject to adjustment for changes in capitalization, the 2015 Plan provides that the maximum number of shares of Common Stock for which Awards may be granted to any single participant during any single Plan Year is 300,000. The aggregate grant date fair value of Awards granted in any Plan Year to any Director, excluding shares issued in lieu of cash-based directors’ fees, may not exceed $100,000.

Plan Administration

The 2015 Plan “Administrator” is the MD&C Committee, except that the MD&C Committee may designate and authorize individual officers or employees of the Company who are not members of the MD&C Committee to carry out its responsibilities under such conditions or limitations as the MD&C Committee may set, other than its authority and responsibility with regard to Awards granted to an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act or Awards that are intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

Awards Under the 2015 Plan

The 2015 Plan authorizes the granting of Awards in any of the following forms that we have previously used as part of our recent grant practices:

•	Restricted Stock Awards and Performance Stock Awards. A Restricted Stock Award is a delivery of Common Stock, subject to transfer restrictions and a risk of forfeiture. Except as may otherwise be provided by the MD&C Committee, upon the termination of the award holder’s employment or service for any reason during the period before the Restricted Stock Award has vested, or in the event the conditions to vesting are not satisfied, the Restricted Stock Award that has not vested will be forfeited. Unless the MD&C Committee determines otherwise, during the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the MD&C Committee. The MD&C Committee may also grant Restricted Stock Awards conditioned on the attainment of specified performance goals (“Performance Stock Awards”), which may be intended to qualify as “performance-based compensation” under Code Section 162(m).

•	Director Awards. Director Awards are grants of unrestricted shares of Common Stock. Directors may be permitted to elect to receive Director Awards in lieu of cash-based directors’ fees that the Director would otherwise have received. Director Awards are not subject to the annual grant limit on Awards to Directors, but they do count against the number of available shares under the 2015 Plan.

The 2015 Plan also authorizes the granting of Awards in any of the following forms that we have not previously used as part of our recent grant practices:

•	Options. The MD&C Committee may grant Options that are either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). An Option entitles the holder to purchase shares of Common Stock for a specified exercise price. Only eligible employees can receive ISOs, and the aggregate fair market value (determined as of the date on which the ISO is granted) of the shares of Common Stock with respect to which ISOs shall become exercisable for the first time during any calendar year cannot exceed $100,000. All Options granted under the 2015 Plan must have an exercise price which is not less than the fair market value of the Common Stock on the date of grant (subject to very limited exceptions), and must have a term no longer than ten years. The MD&C Committee may determine the dates on which and/or circumstances under which an Option may be exercised, as well as the manner in which the exercise price may be paid. The 2015 Plan expressly prohibits the repricing of Options without shareholder approval.

•	Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) entitles the holder to receive, for each share as to which the SAR is granted, cash or Common Stock in an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the strike price determined by the MD&C Committee, which cannot be less than the fair market value of the Common Stock on the date of grant (subject to very limited exceptions). The term of an SAR cannot exceed ten years from the date of grant. The 2015 Plan expressly prohibits the repricing of SARs without shareholder approval.

•	Restricted Stock Unit Awards. A Restricted Stock Unit Award (“RSU”) entitles the holder to receive one share of Common Stock (or the fair market value of a share of Common Stock in cash or other property) at a specified future time at or after the applicable vesting requirements have been satisfied. The MD&C Committee may condition the vesting and delivery of the shares of Common Stock (or cash or other property) upon the completion of a specified period of service or other criteria. The MD&C Committee may also grant Restricted Stock Unit Awards conditioned on the attainment of specified performance goals (“Performance Stock Unit Awards”). In the event of termination of employment or service before an RSU has vested, the RSU will be forfeited, except as may be provided by the MD&C Committee. RSUs will carry no voting rights unless and until such time as shares of Common Stock are actually issued.

•	Performance Stock Unit Awards. The MD&C Committee may grant Restricted Stock Unit Awards (described above) conditioned on the attainment of specified performance goals (“Performance Stock Unit Awards”), which may be intended to qualify as “performance-based compensation” under Code Section 162(m).

•	Dividend Equivalents. The MD&C Committee may grant Dividend Equivalents on an Award (other than an Option or SAR), which are hypothetical dividends on the shares underlying the Award. The MD&C Committee may also specify any restrictions that shall apply to the entitlement of the participant to the Dividend Equivalents.

•

Section 162(m) Exempt Performance Stock Units and Cash Awards. The MD&C Committee may grant Performance Stock Unit Awards and/or Cash Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) by conditioning the Award on the attainment of specified performance goals (and satisfying the other requirements under Code Section 162(m) for the Award to qualify as performance-based compensation). The MD&C Committee must set objective performance goals for such Awards based on one or more of the following performance criteria for the Company, on a consolidated basis and/or for specified subsidiaries or affiliates or other business units of the Company: (i) Share price, including (a) market price per share; and (b) share price appreciation; (ii) Earnings, including (a) earnings per share; (b) gross or pre-tax profits; (c) post-tax profits; (d) operating profit; (e) operating earnings; (f) growth in earnings or growth in earnings per share; and (g) total earnings; (iii) Return on equity, including (a) return on equity; (b) return on invested capital; (c) return or net return on assets or net assets; (d) return on investment; (e) return on capital; (f) financial return ratios; (g) value of assets; and (h) change in assets; (iv) Cash flow(s), including (a) operating cash flow; (b) net cash flow; (c) free cash flow; and (d) cash flow on investment; (v) Revenue, including (a) gross or net revenue; and (b) changes in annual revenues; (vi) Margins, including (a) adjusted pre-tax margin; and (b) operating margins; (vii) Income, including (a) net income; and (b) consolidated net income; (viii) Costs and expenses, including (a) operating or administrative expenses; (b) expense or cost levels; (c) reduction of losses, loss ratios, or expense ratios; (d) reduction in fixed costs; (e) expense reduction levels; (f) operating cost management; and (g) cost of capital; (ix) Financial ratings, including (a) credit rating; (b) capital expenditures; (c) debt; (d) debt reduction; (e) working capital; (f) capital ratios; (g) average invested capital; and (h) attainment of balance sheet or income statement objectives; (x) Market share, including (a) market share; (b) volume; and (c) market share or market penetration with respect to specific geographic areas; and (xi) Shareholder return, including (a) total shareholder return; (b) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (c) dividends.

•	Other Awards. The MD&C Committee may grant other Awards that are convertible into or otherwise based on shares of Common Stock.

Amendment and Termination

The MD&C Committee may at any time or times amend the 2015 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2015 Plan as to any future grants of Awards. However, except as otherwise expressly provided in the 2015 Plan, the MD&C Committee may not, without a participant’s consent, alter the terms of an Award so as to affect materially and adversely such participant’s rights under an Award, unless the MD&C Committee expressly reserved the right to do so at the time the Award was granted. Any amendments to the 2015 Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the MD&C Committee.

Other Terms and Conditions

Tax Withholding

The delivery, vesting or retention of shares of Common Stock, cash or other property under an Award are conditioned upon full satisfaction by the participant of all tax withholding requirements with respect to the Award. The MD&C Committee may make such provisions for the withholding of federal, state and local taxes, including social security and Medicare withholding tax as it deems necessary. In satisfaction of tax withholding requirements, the MD&C Committee may, but need not, hold back shares of Common Stock from an Award or permit a participant to tender previously owned shares of Common Stock (but not in excess of the minimum withholding required by law) or sell any shares of Common Stock contingently issued or credited by the Company for the purpose of paying such Award or any other Award under the 2015 Plan to raise the amount necessary to satisfy applicable withholding requirements.

Clawback and Recovery

Awards under the 2015 Plan, the shares of Common Stock granted or issued under an Award, and the cash paid under an Award, will be subject to any clawback or recovery policy implemented by the Company in accordance with such policies and procedures as the MD&C Committee may adopt from time to time.

Adjustments for Changes in Capitalization and Corporate Transactions

The aggregate number of shares of Common Stock available for the grant of Awards under the 2015 Plan, the annual share limit per participant under the 2015 Plan; the exercise price of each outstanding Option granted under the 2015 Plan, the strike price of each outstanding SAR granted under the 2015 Plan and the specified number of shares of Common Stock to which each outstanding Award granted under the 2015 Plan pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of Common Stock, the MD&C Committee may make such adjustments to the 2015 Plan and the outstanding Awards granted under the 2015 Plan and may take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the MD&C Committee of the vested or unvested portion of the Award.

“Double-Trigger” in the Event of a Change in Control

In the event of a change in control of the Company, except as otherwise provided by an award agreement or an employment, severance or similar agreement with the participant, outstanding Awards under the 2015 Plan will not become immediately vested or exercisable, and the applicable restrictions shall not lapse, solely as a result of the change in control of the Company if the outstanding Award is assumed by the acquirer or a comparable replacement award is made to the participant.

Except as otherwise provided by an award agreement or an employment, severance or similar agreement with the participant, in the event of a participant’s involuntary termination of employment without “cause” or for “good reason” within the 2-year period following a change in control, any outstanding and unvested Awards held by the participant will immediately vest and become exercisable, and all vesting and exercisability restrictions on such Awards, will immediately lapse at the time of such termination of employment.

Certain Federal Income Tax Consequences

The following is a brief description of the current federal income tax treatment generally arising with respect to grants of Awards under the 2015 Plan for participants subject to taxation in the United States. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Non-qualified Options. A participant will not be subject to tax at the time a non-qualified option is granted. Upon the exercise of a non-qualified option, an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise will be included in the participant’s ordinary income and the Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. Upon disposition of shares of Common Stock acquired upon exercise, the appreciation or depreciation on the shares of Common Stock after the date of exercise will be treated by the participant as either capital gain or capital loss.

Incentive Stock Options. A participant will not be subject to tax at the time an incentive stock option is granted or exercised; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price. Upon disposition of the shares of Common Stock acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares of Common Stock without satisfying both the holding period and employment requirements (a disqualifying disposition), the participant will recognize ordinary income at the time of the disqualifying disposition to the extent of the difference between the exercise price and the amount realized on such disqualifying disposition or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares of Common Stock acquired pursuant to such exercise, except to the extent that the participant recognized ordinary income in a disqualifying disposition.

Stock Appreciation Rights. A participant will not be subject to tax, and the Company will not be entitled to a deduction, upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the fair market value of the Common Stock on the date of exercise less the strike price will be taxable to the participant as ordinary income. The Company will generally be entitled to a deduction equal to the amount included in a participant’s ordinary income. A participant’s basis in any shares received will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period will begin on the day following the exercise date.

Restricted Stock Awards. A restricted stock award typically is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions on such restricted stock award lapse. A participant may elect to include in ordinary income the fair market value of the shares of common stock underlying a restricted stock award at the time the award is granted, in which event, there would be no further ordinary income recognition when the restrictions lapse. The Company will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant at the time so recognized.

A participant’s basis in the shares from the vesting of a restricted stock award will be equal to the fair market value of such shares on the vesting date and the participant’s holding period will begin on such date, unless the participant elected to be taxed at the time that the restricted stock was awarded, in which case, the participant’s basis in the shares will be equal to the ordinary income recognized by the participant at the time of grant and the participant’s holding period will begin on such date of grant. Upon a subsequent sale of the share of restricted stock, the participant will recognize capital gain or loss The Company is not entitled to a tax deduction corresponding to any capital gain or loss recognized by the participant.

Restricted Stock Unit Awards. A participant will not recognize income at the time a Restricted Stock Unit Award is granted. Upon receipt of shares of Common Stock (or the equivalent value in cash or any combination of cash and Common Stock) in settlement of a Restricted Stock Unit Award, a participant will recognize ordinary income equal to the fair market value of the shares of Common Stock and cash received as of that date (less any amount he or she paid for the stock and cash), and the Company will generally be allowed a corresponding federal income tax deduction at that time.

Cash Award. In the case of an Award in cash, the participant would generally recognize ordinary income in an amount equal to any cash received on the date the award is paid, and the Company will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Limits on Company’s deductions. Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the chief executive officer and the other three highest paid officers (other than the chief financial officer) named in the company’s proxy statement. This limit does not apply to compensation that satisfies the requirements for the “performance based compensation” exception under Section 162(m) in the case of stock option, SARs, and other stock-based and cash-based Awards that are subject to the attainment of performance goals.

* * * * * * *

APPENDIX B

FINANCIAL INSTITUTIONS, INC. 2015 LONG-TERM INCENTIVE PLAN

Financial Institutions, Inc. (the “Company”) hereby establishes the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Plan”) for the benefit of eligible Employees and Directors.

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its stockholders and to promote the growth and profitability of the Company and its Subsidiaries by (a) providing incentives to certain Employees and Directors of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business affairs of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) providing certain Employees and Directors with a means to acquire a proprietary interest in the Company, acquire shares of Common Stock, or to receive compensation which is based upon appreciation in the value of Common Stock; and (c) providing a means of obtaining, rewarding, and retaining Employees and Directors.

1.2 Effective & Expiration Date. The Plan shall become effective as of May 6, 2015 (the “Effective Date”), upon the approval of the Plan by the Company’s stockholders on that date. No Award will be granted under the Plan more than ten (10) years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

1.3 Successor Plan. The Plan is established as a successor to the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”). No additional awards shall be made under the Prior Plans after the Effective Date. As provided by Section 4.2, shares of Common Stock authorized under the Prior Plans as of the Effective Date shall be available for issuance or transfer under this Plan. Outstanding awards under the Prior Plans shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the Prior Plans, as applicable).

ARTICLE II

DEFINITIONS

2.1 Award. Award shall mean, collectively, the Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Cash Awards, Director Awards, and other equity awards that may be granted under the Plan.

2.2 Award Agreement. Award Agreement shall mean a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, such Award Agreement to be in such form as shall be prescribed by the Committee from time to time.

2.3 Board. Board shall mean the board of directors of the Company.

2.4 Cash Awards. Cash Awards shall mean the cash awards that may be made to an eligible Participant pursuant to Section 6.6.

2.5 Cause. Cause as a reason for the termination of a Participant’s employment shall have the meaning assigned such term in the executive, employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, Cause shall mean the commission by the Participant of, or the determination by the Board, based on reasonable evidence of misconduct as presented by a law enforcement agency, or as a result of an internal or external audit or investigation, that the Participant has committed: (a) a criminal offense involving the violation of state or federal law; (b) a breach of fiduciary duty; (c) an act of dishonesty, fraud, or material misrepresentation; or (d) any act of moral turpitude which the Board determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations, or which may prevent, because of its demonstrated or demonstrable effect on employees, regulatory agencies, or customers, the Participant from effectively performing his duties. Any reference to the Company in this definition includes each of its Subsidiaries.

2.6 Change in Control. Change in Control shall have the meaning specified in Section 7.2.

2.7 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other guidance issued thereunder, as such law, regulations, and guidance may be amended from time to time.

2.8 Committee. Committee shall mean the Management Development & Compensation Committee of the Board, each member of which is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, is an “outside director” within the meaning of Code Section 162(m) and meets the independence requirements of the Nasdaq Stock Market listing standards.

2.9 Common Stock. Common Stock shall mean the common stock of the Company, $0.01 par value per share.

2.10 Company. Company shall mean Financial Institutions, Inc., a New York corporation, and its successors and assigns.

2.11 Director. Director shall mean any non-employee member of the board of directors of the Company or a Subsidiary.

2.12 Director Awards. Director Awards shall mean the director awards that may be made to an eligible Director pursuant to Section 6.7.

2.13 Disability. Except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, and if the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement and except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the long-term disability plan or policy maintained, or if applicable, most recently maintained, by the Company or any Subsidiary for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability shall mean the condition described in Code Section 22(e)(3).

2.14 Effective Date. Effective Date shall have the meaning specified in Section 1.2.

2.15 Employee. Employee shall mean an employee of the Company or a Subsidiary.

2.16 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.17 Exercise Price. Exercise Price shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

2.18 Fair Market Value. Fair Market Value of Common Stock shall mean the closing price of the Common Stock as reported on the Nasdaq Stock Market on the relevant valuation date or, if there were no Common Stock transactions on such day, on the next preceding date on which there were Common Stock transactions.

2.19 Good Reason. Good Reason as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (a) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (b) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than fifty (50) miles away) from the geographic location immediately prior to the Change in Control; provided, however, no termination shall be deemed to be for Good Reason unless (i) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (ii) to the extent curable, the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (iii) the effective date of the termination for Good Reason occurs no later than one hundred eighty (180) days after the initial existence of the facts or circumstances constituting Good Reason.

2.20 Incentive Stock Option. Incentive Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan with the intention that it qualify as an “incentive stock option” as that term is defined under Code Section 422.

2.21 Incumbent Board. Incumbent Board shall have the meaning specified in Section 7.2(d).

2.22 Indemnified Person. Indemnified Person shall have the meaning specified in Section 5.4(a).

2.23 Involuntary Termination. Involuntary Termination shall mean termination of a Participant’s employment or service by the Company or a Subsidiary without Cause or by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company or a Subsidiary for Cause or due to the Participant’s death, Disability, or voluntary resignation other than for Good Reason.

2.24 Non-Qualified Stock Option. Non-Qualified Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan and that is not an Incentive Stock Option.

2.25 Option. Option shall mean a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 6.2.

2.26 Over 10% Owner. Over 10% Owner shall mean an individual who, at the time an Incentive Stock Option is granted to such individual, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.27 Participant. Participant shall mean an Employee or Director who has been granted an Award.

2.28 Performance Goal. Performance Goal shall mean a performance goal for a Cash Award, Performance Stock Award or Performance Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), and shall mean a performance goal described in Section 6.6(d).

2.29 Performance Period. Performance Period shall mean a performance period for a Cash Award, Performance Stock Award or Performance Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), and shall mean a performance period described in Section 6.6(c).

2.30 Performance Stock Award. Performance Stock Award shall mean an Award as described in Section 6.4(c).

2.31 Performance Stock Unit Award. Performance Stock Unit Award shall mean an Award as described in Section 6.5(b).

2.32 Plan. Plan shall have the meaning assigned to such term in the Preamble hereof.

2.33 Plan Year. Plan Year shall mean the calendar year.

2.34 Prior Plans. Prior Plans shall have the meaning specified in Section 1.3.

2.35 Replaced Award. Replaced Award shall have the meaning specified in Section 7.1(a).

2.36 Replacement Award. Replacement Award shall have the meaning specified in Section 7.1(a).

2.37 Reporting Person. Reporting Person shall mean an officer or director of the Company or a Subsidiary subject to the reporting requirements of Section 16 of the Exchange Act.

2.38 Restricted Period. Restricted Period shall mean the period of time during which Restricted Stock Awards granted pursuant to Section 6.4 or Restricted Stock Unit Awards granted pursuant to Section 6.5 are subject to restrictions.

2.39 Restricted Stock Award. Restricted Stock Award shall mean an Award of Common Stock subject to restrictions determined by the Committee as described in Section 6.4.

2.40 Restricted Stock Unit Award. Restricted Stock Unit Award shall mean an Award as described in Section 6.5.

2.41 Stock Appreciation Right. Stock Appreciation Right shall mean an Award of a stock appreciation right as described in Section 6.3.

2.42 Strike Price. Strike Price shall mean the measuring price per share of Common Stock for a Stock Appreciation Right used to determine the payment of such Stock Appreciation Right.

2.43 Subsidiary. Subsidiary shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44 Termination of Employment. Termination of Employment shall mean the termination of the employment or other service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement, as determined by the Committee pursuant to Section 6.1(i)(3).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Subject to the limitation on eligibility for Awards of Incentive Stock Options set forth in Section 6.2(g), any Employee or Director of the Company or a Subsidiary, who is selected by the Committee is eligible to receive an Award under the Plan.

3.2 Participation. Unless otherwise determined by the Committee, as a condition precedent to participation in the Plan, each Employee or Director selected to receive an Award shall enter into an Award Agreement with the Company, agreeing to the terms and conditions of the Plan and the Award granted.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1 Types of Shares. The shares of Common Stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

4.2 Aggregate Limit. Subject to adjustment in accordance with Section 9.1, the maximum number of shares of Common Stock reserved exclusively for issuance upon an award of or exercise or payment pursuant to Awards under the Plan shall be the sum of the following: (a) the number of shares remaining available for issuance under the Prior Plans on the Effective Date; and (b) any shares of Common Stock that are subject to outstanding awards under the Prior Plans on the Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash. All or any of this maximum number of shares of Common Stock reserved under the Plan may be issued pursuant to Awards of Incentive Stock Options or pursuant to any one or more other Awards.

4.3 Calculation of Shares.

(a) For purposes of calculating the total number of shares of Common Stock available for grants of Awards hereunder, the following shall apply:

(1) The number of shares of Common Stock available for grants of Awards hereunder shall be reduced by the number of shares for which Awards are actually granted; and

(2) The grant of a Performance Stock Award or Performance Stock Unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under such Award.

(b) Shares Added Back. If less than the maximum number of shares of Common Stock which may be issued under a Performance Stock Award or Performance Stock Unit Award are earned and issued, only the number of shares of Common Stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares of Common Stock issued shall again become available for grants under the Plan. Further, if any Award under the Plan shall expire, terminate, be canceled (including cancellation upon the Participant’s exercise of a related Award), or is unsettled for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised, unsettled, or forfeited Award, shall not count against the aggregate limitations under Section 4.2 and shall again become available for grants under the Plan.

(c) Shares NOT Added Back. Shares of Common Stock equal in number to the shares tendered or withheld in payment of an Option Exercise Price or in settlement of any other Award, and shares of Common Stock that are tendered or withheld in order to satisfy any federal, state, or local tax liability, shall count against the aggregate limitations in Section 4.2 and shall not become available again for grants under the Plan. Provided further, the full number of shares of Common Stock subject to a Stock Appreciation Right shall count against the above limit, and any shares that were estimated to be used for such purposes and were not in fact so used shall not become available again for grants under the Plan.

(d) Cash settlements of Awards will not count against the above limits.

4.4 Participant Limits.

(a) Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock for which Awards may be granted in any Plan Year to any Employee shall not exceed three hundred thousand (300,000) shares of Common Stock.

(b) The aggregate grant date fair value of Awards granted in any Plan Year to any Director shall not exceed one hundred thousand dollars ($100,000); provided, however, such limit shall not apply to Awards granted to Directors pursuant to Section 6.7 in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock equal in value to the cash-based director fees that the Director would otherwise have received.

ARTICLE V

ADMINISTRATION

5.1 Action of the Committee. The Plan shall be administered by the Committee. In administering the Plan, the Committee’s actions, determinations, and interpretations made in good faith shall not be subject to review and shall be final, binding, and conclusive on all interested parties.

5.2 Duties and Powers of the Committee. The Committee shall have the power to grant Awards in accordance with the provisions of the Plan and may grant Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, including the prohibition against repricing set forth in Section 8.3, the Committee shall have the discretion and authority to determine: (a) the Employees and Directors to whom Awards will be granted; (b) the number of shares of Common Stock subject to each Award; (c) the terms and conditions of each Award, including, without limitation, the applicable vesting schedule and forfeiture provisions of the Award, Exercise Price, Strike Price, performance goals, performance periods; Restriction Periods and exercise periods; (d) the acceleration of vesting, exercise, or payment and/or any other consequence under the Award in the event of an occurrence of a Change in Control; and (e) such other matters applicable to an Award as are permissible under the Plan. Except as otherwise required by the Plan, the Committee shall have the authority to interpret and construe the provisions of the Plan and the Award Agreements, and to make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

5.3 Delegation. The Committee may designate and authorize individual officers or employees of the Company or a Subsidiary who are not members of the Committee to carry out its responsibilities hereunder under such conditions or limitations as the Committee may set, other than its authority and responsibility with regard to Awards granted to a Reporting Person or Awards that are intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). References in the Plan to Committee shall include the individuals to whom the Committee has delegated to the extent of the authority so delegated.

5.4 No Liability; Indemnification.

(a) No Director, member of the Committee, or officer or employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated (each, an “Indemnified Person”), shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award.

(b) Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which the Indemnified Person may be a party or in which the Indemnified Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by the Indemnified Person in settlement thereof, with the Company’s approval, or paid by the Indemnified Person in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided the Indemnified Person shall give the Company an opportunity, at its own expense, to handle, and defend the same before the Indemnified Person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or policies, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE VI

AWARDS UNDER THE PLAN

6.1 Terms and Conditions of All Awards.

(a) Shares and Cash Awards Subject to Grant. The number of shares of Common Stock and/or the amounts of Cash Awards as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the Participant limits in Section 4.4 and Section 6.6.

(b) Award Agreement. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan shall be superseded by the terms of the Plan.

(c) Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Common Stock or amount of cash covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

(d) Transfer and Exercise. Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a Participant’s lifetime, only by the Participant, or in the event of the Disability of the Participant, by the Participant or the legal representative of the Participant, or in the event of the death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Any transfer or attempted transfer of an Award by a Participant not made in accordance with the Plan and the applicable Award Agreement will be void and of no effect, and the Company will not recognize, or have the duty to recognize, any transfer not made in accordance with the Plan and the applicable Award Agreement, and an Award attempted to be transferred will continue to be bound by the Plan and the applicable Award Agreement.

(e) Payment. Awards for which any payment is due from a Participant including, without limitation, the Exercise Price of an Option or the tax withholding required with respect to an Award pursuant to Section 6.1(g), may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i) U.S. dollars by personal check, bank draft, or money order payable to the Company, by money transfer or direct account debits;

(ii) Delivery to the Company of a number of shares of Common Stock having an aggregate fair market value of not less than the aggregate Exercise Price or minimum tax withholding required for the Award;

(iii) Involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T;

(iv) A cashless exercise if and to the extent permissible by applicable law; or

(v) Any combination of the above forms and methods.

(f) Dividend Equivalents. If the Committee so determines and provides in an Award Agreement, Participants may be credited with any dividends paid with respect to the shares of Common Stock underlying an Award (other than an Option or Stock Appreciation Right) in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to such dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividend equivalents, including cash or shares of Common Stock. Notwithstanding the foregoing, any dividend equivalents on an Award the vesting or payment of which is dependent upon the achievement of one or more performance goals shall accrue and be paid only if and to the extent the shares of Common Stock underlying the Award become vested or payable.

(g) Withholding. The Company shall deduct from all cash payments under the Plan the amount of any federal, state, or local taxes required to be withheld. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or upon the vesting of any Restricted Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld as a condition of and prior to the delivery or release of such shares.

(h) Deferred Compensation. Notwithstanding the Committee’s discretion to determine the terms and conditions of Awards under the Plan, the Committee may require or permit the deferral of the receipt of Awards (other than an Option or Stock Appreciation Right) upon such terms as the Committee deems appropriate and in accordance with the requirements of Code Section 409A.

(i) Treatment of Awards upon Termination of Employment.

(1) All Awards granted under the Plan, including all unexercised Options whether vested or non-vested, shall immediately be forfeited and may not thereafter vest or be exercised in the event a Participant incurs a Termination of Employment for Cause.

(2) Except as otherwise provided by Section 6.1(i)(1), any Award under the Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Subsidiaries may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or as the Committee may otherwise determine to the extent not prohibited by or inconsistent with the provisions of the Plan, taking into consideration such other factors as the Committee determines are relevant to its decision whether to continue an Award.

(3) Subject to Section 6.1(i)(1), the Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

6.2 Options. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option. Each Incentive Stock Option granted under the Plan shall be clearly identified as to its status as an Incentive Stock Option and the applicable Award Agreement shall reflect such status. Subject to the special conditions applicable to Incentive Stock Options set forth in Section 6.2(g) and the special conditions applicable to substitute Options set forth in Section 6.2(f), Options awarded under the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. Subject to adjustment in accordance with Section 9.1, the Exercise Price per share of Common Stock purchasable under any Option shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Exercise Price may not be less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(b) Option Term. The exercise period for each Option granted under the Plan shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(c) Conditions to Exercise. The Committee may impose such conditions and restrictions on the exercise of an Option as it may deem appropriate. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(d) Exercise of Option. An Option shall be exercised by (i) delivery to the Company of a written notice of exercise (on the form or in the manner specified by the Company for such notice) with respect to all or a specified number of shares of Common Stock subject to the Option, and (ii) payment to the Company of the full amount of the Exercise Price in a manner permissible under Section 6.1(e) and the applicable Award Agreement.

(e) No Rights as a Stockholder. The holder of an Option, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Option until such time as the Option vests, is exercised and the shares of Common Stock are issued to the holder of the Option.

(f) Special Provisions for Substitute Options. Notwithstanding anything to the contrary in this Section 6.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a corporate transaction, may provide for an Exercise Price and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby; provided, however, the number of shares of Common Stock and the Exercise Price of any Option issued in substitution for an option previously issued by another entity shall be determined in accordance with the requirements of Code Section 409A.

(g) Special Conditions for Incentive Stock Options. Notwithstanding anything to the contrary in Section 6.1 or this Section 6.2, Incentive Stock Options shall be subject to the following terms and conditions:

(i) Incentive Stock Options may only be granted to Employees of the Company or of a Subsidiary that qualifies as a “subsidiary corporation” within the meaning given such term by Code Section 424.

(ii) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an Employee during any calendar year (under all plans of the Company and its Subsidiaries) may not exceed one hundred thousand dollars ($100,000); provided, however, if such limitation is exceeded, the portion of such Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

(iii) No Incentive Stock Option may be granted after ten (10) years from the date that the Plan is approved by the Company’s stockholders.

(iv) With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.

(v) The exercise period for an Incentive Stock Option must be no longer than ten (10) years from the date that the Incentive Stock Option is granted, or in the case of an Incentive Stock Option granted to an Over 10% Owner, the exercise period may be no longer than five (5) years after the date that the Incentive Stock Option is granted.

(vi) For an Incentive Stock Option issued in substitution for an incentive stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, both the number of shares of Common Stock and the Exercise Price of the substitute Incentive Stock Option shall be computed in accordance with Code Section 424.

(vii) Incentive Stock Options granted under the Plan are intended to comply with Code Section 422, and the provisions of the Plan and the Award Agreements for any Incentive Stock Options granted under the Plan shall be construed in such manner as to effectuate that intent.

6.3 Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive at the time of payment or exercise, for a specified or determinable number of shares of the Common Stock, an amount equal to a percentage (not to exceed 100%) of the excess of Fair Market Value of a share of Common Stock over the applicable Strike Price per share of Common Stock. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(a) Strike Price. Subject to adjustment in accordance with Section 9.1, the Strike Price per share of Common Stock under any Stock Appreciation Right shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Strike Price may not be less than the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(b) Conditions to Exercise. The Committee may impose such conditions and restrictions on the exercise of a Stock Appreciation Right as it may deem appropriate. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts as determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement.

(c) No Rights as a Stockholder. The holder of a Stock Appreciation Right, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Stock Appreciation Right until such time as the Stock Appreciation Right vests, is exercised, or paid and the shares of Common Stock are issued to the holder of the Stock Appreciation Right.

(d) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, shares of Common Stock (valued at the aggregate fair market value), or a combination thereof, as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

6.4 Restricted Stock Awards. Each Restricted Stock Award shall be made in such number of shares of Common Stock, upon such terms and conditions on such shares, for such Restricted Period and with such dividend or voting rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b) Shares. A Restricted Stock Award granted pursuant to the Plan may be evidenced by book entry or in such manner as the Committee shall determine, and the Committee may take any action it deems necessary or advisable to reflect that the shares of Common Stock that are part of the Restricted Stock Award are subject to its applicable terms, conditions, and restrictions applicable, until the restrictions thereon shall have lapsed.

(c) Vesting. Each Restricted Stock Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee. Restricted Stock Awards subject to performance goals may be designated as Performance Stock Awards. A Restricted Stock Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(d) Rights as Stockholder. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, a grant of a Restricted Stock Award shall immediately entitle the Participant to voting and dividend rights with respect to the shares of Common Stock subject to the Award. In addition, the Committee may determine and set forth in an Award Agreement that any dividends or other distributions on the shares of Common Stock subject to the Award be deferred or that the Award be credited with an additional number of shares of Restricted Stock determined using the amount of dividends that would have been paid on the number of shares of Common Stock underlying the Award and the Fair Market Value of a share of Common Stock on the applicable dividend payment date, and in each case subject to the same vesting and forfeiture restrictions that apply to the shares of Common Stock subject to the Award; provided, however, with respect to a Restricted Stock Award the vesting of which is based on the achievement of performance goals, the dividends and other distributions on the shares of Common Stock subject to the Award shall in all cases either (i) be deferred and payment thereof contingent on the vesting of the shares of Common Stock with respect to which such dividends and other distributions are paid, or (ii) be credited with additional shares of Restricted Stock with the same vesting and forfeiture restrictions that apply to the shares of Common Stock subject to the Award with respect to which such dividends and other distributions are paid.

(e) Qualified Performance Awards. The Committee may, but is not required to, structure any Performance Stock Award so as to qualify as “performance-based compensation” under Code Section 162(m) by granting such Award pursuant to and in accordance with the requirements of Section 6.6.

6.5 Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the Participant to receive, at a specified future date or event, payment of a specified number of shares of Common Stock or an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of the applicable Restricted Period. Each Restricted Stock Unit Award shall be made in such number of shares of Common Stock, upon such terms and conditions, for such Restricted Period and with such dividend equivalent rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in consideration of a payment of a Restricted Stock Unit Award or may grant a Restricted Stock Unit Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b) Vesting. Each Restricted Stock Unit Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee. Restricted Stock Unit Awards subject to performance goals may be designated as Performance Stock Unit Awards. A Restricted Stock Unit Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(c) No Rights as a Stockholder. The holder of a Restricted Stock Unit Award, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Restricted Stock Unit Award until such time as the Restricted Stock Unit Award vests, is paid and the shares of Common Stock are issued to the holder of the Restricted Stock Unit Award.

(d) Settlement. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent Fair Market Value, any combination thereof or in any other form of consideration, as determined by the Committee and set forth in the applicable Award Agreement.

(e) Qualified Performance Awards. The Committee may, but is not required to, structure any Performance Stock Unit Award so as to qualify as “performance-based compensation” under Code Section 162(m) by granting such Award pursuant to and in accordance with the requirements of Section 6.6

6.6 Qualified Performance Awards, Including Cash Awards. The Committee may grant Performance Stock Awards, Performance Stock Unit Awards, and/or Cash Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) by conditioning the Award on the attainment of Performance Goals; provided that the Committee shall establish the Performance Goals at such time required under Code Section 162(m), while the outcome of the Performance Goals are substantially uncertain. At the time of the grant of a Cash Award, Performance Stock Award or Performance Stock Unit Award pursuant to this Section 6.6, the Committee will determine the following:

(a) Amount or Number of Shares. Subject to Section 6.6(b), the Committee will determine and specify the dollar value of the Cash Award or the number of shares of the Performance Stock Award or Performance Stock Unit Award that will become payable upon the achievement of specified Performance Goals during a specified Performance Period.

(b) Award Limits. The maximum amount payable under the Plan to a Participant as a Cash Award for any Performance Period that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five hundred thousand dollars ($500,000) per calendar year. In the case of an Award with a multiyear Performance Period, this dollar limit shall apply separately to each calendar year (or portion thereof) in the Performance Period of such Cash Award. The grant of any Performance Stock Award or Performance Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be subject to the limit set forth in Section 4.4(a).

(c) Performance Period. The Committee will determine at the time of grant of an Award under this Section 6.6, the Performance Period applicable to the Award during which the Performance Goals shall be measured, which may be subject to earlier lapse or other modification in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control, provided, however, that no such adjustment will be made where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

(d) Performance Goals. Any grant of an Award under this Section 6.6 will specify one or more Performance Goals established by the Committee which, if achieved, will result in payment of the Award, and may specify in respect of any such specified Performance Goal a minimum acceptable level or levels of achievement and a formula for determining the number of shares or amount of the Award that will be earned if performance is at or above the specified minimum or threshold level or levels, or is at or above the target level or levels, but falls short of the specified maximum level or levels. The grant of an Award under this Section 6.6 will specify that, before the Award will be earned and paid, the Committee must determine and certify that the Performance Goals and other material terms of the Award have been satisfied, and if applicable, the level of performance achieved. Performance Goals shall mean any one or more of the following criteria:

(i) Share price, including market price per share and share price appreciation.

(ii) Earnings, including (a) earnings per share; (b) gross or pre-tax profits; (c) post-tax profits; (d) operating profit; (e) operating earnings; (f) growth in earnings or growth in earnings per share; and (g) total earnings.

(iii) Return on equity, including (a) return on invested capital; (b) return or net return on assets or net assets; (c) return on investment; (d) return on capital; (e) financial return ratios; (f) value of assets; and (g) change in assets.

(iv) Cash flow(s), including (a) operating cash flow; (b) net cash flow; (c) free cash flow; and (d) cash flow on investment.

(v) Revenue, including gross or net revenue and changes in annual revenues.

(vi) Margins, including adjusted pre-tax margin and operating margins.

(vii) Income, including net income and consolidated net income.

(viii) Costs and expenses, including (a) operating or administrative expenses; (b) expense or cost levels; (c) reduction of losses, loss ratios, or expense ratios; (d) reduction in fixed costs; (e) expense reduction levels; (f) operating cost management; and (g) cost of capital.

(ix) Financial ratings, including (a) credit rating; (b) capital expenditures; (c) debt; (d) debt reduction; (e) working capital; (f) capital ratios; (g) average invested capital; and (h) attainment of balance sheet or income statement objectives.

(x) Market share, including (a) volume; and (b) market share or market penetration with respect to specific geographic areas.

(xi) Shareholder return, including (a) total shareholder return; (b) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (c) dividends.

Such Performance Goals may be particular to an Employee or Director or the division, department, branch or line of business, Subsidiary, or other unit in which the Employee works, or may be based on the performance of the Company generally. In addition, the Committee shall, in its discretion and to the extent consistent with Code Section 162(m), if applicable, include or exclude from a Performance Goal any of the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges

6.7 Director Awards. Subject to the limitations in Section 4.4(b), in addition to the ability of Directors to receive Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, or other Awards under this article VI, Directors may also (a) receive Awards of outright shares of Common Stock, and (b) be permitted to elect to receive, pursuant to procedures established by the Committee, Awards of outright shares of Common Stock in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock with a fair market value equal to the cash-based director fees that the Director would otherwise have received.

6.8 Other Awards. Subject to applicable law and the limits set forth in Article IV, the Committee may grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation shares of Common Stock, notes or other property, as the Committee determines.

ARTICLE VII

CHANGE IN CONTROL

7.1 Effect of a Change in Control. In the event of a Change in Control, unless otherwise set forth in the applicable Award Agreement, or as provided in an executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, the following acceleration, exercisability, and valuation provisions will apply:

(a) Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit, Other Award, or Cash Award will lapse, and each Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an Award meeting the requirements of Section 7.1(b) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 7.1(b) to replace or adjust such outstanding Award (a “Replaced Award”);

(b) An Award meets the conditions of this Section 7.1(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit award for Restricted Stock Unit Award, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) the federal tax consequences to the Participant holding the Replaced Award of the Replacement Award are not less favorable to such Participant than the federal tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7.1(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and exemption or compliance of the Replaced Award or Replacement Award from or with Code Section 409A). Without limiting the generality of the foregoing, the Committee may determine the value of Replaced Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value; and

(c) Upon the Involuntary Termination, during the period of two (2) years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

7.2 Definition. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(a) There shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company’s common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly owned subsidiary of the Company immediately before the consolidation or merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(b) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(c) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the Company’s then-outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such twenty percent (20%) beneficial owner; or

(d) Individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination and Amendment of Plan.

(a) Subject to the limitations of Section 8.3, the Board may amend or terminate the Plan at any time; provided, however, the Board shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Common Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the Code or other applicable laws, or the Nasdaq Stock Market listing standards.

(b) Notwithstanding Section 8.1(a), without the consent of the holder of an Award, no such termination or amendment of the Plan may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no termination or amendment of the Plan shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.2 Amendment of Award Agreements. Subject to the limitations of Section 8.3, the Board or the Committee may amend an Award Agreement at any time, in their sole discretion; provided, however, without the consent of the holder of an Award, no such amendment of an Award Agreement may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no amendment of the Award Agreement shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.3 No Repricing. Except as provided by Section 9.1, without the approval of the Company’s stockholders, the Exercise Price of an Option or the Strike Price of a Stock Appreciation Right may not be amended or modified after the grant of the Option or Stock Appreciation Right, and an Option or Stock Appreciation Right may not be surrendered or cancelled in consideration of, or in exchange for, cash, other Awards, or the grant of a new Option or Stock Appreciation Right having an Exercise Price or Strike Price below that of the Option or Stock Appreciation Right that was surrendered or cancelled, and without the approval of the Company’s stockholders, neither the Board nor the Committee may take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded.

ARTICLE IX

GENERAL PROVISIONS

9.1 Changes in Capitalization; Merger; Liquidation.

(a) The aggregate number of shares of Common Stock reserved for the grant of Awards, for issuance upon the exercise or payment, as applicable, of each outstanding Award and upon vesting of an Award; the annual limit per Participant; the Exercise Price of each outstanding Option; the Strike Price of each outstanding Stock Appreciation Right and the specified number of shares of Common Stock to which each outstanding Award pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but, except as set forth in this Section, may not otherwise diminish the then value of the Award.

(c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company or a Subsidiary to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company or a Subsidiary, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company or a Subsidiary, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

9.2 Code Section 409A. Options, Stock Appreciation Rights, Restricted Stock Awards, and Director Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards, Cash Awards, dividend equivalents, and all other Awards awarded under the Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provisions shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

9.3 Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Subsidiaries or affects the right of the Company or any of its Subsidiaries to terminate a Participant’s employment or services at any time.

9.4 Non-Alienation of Benefits. Except as otherwise expressly provided by the Plan, no Award or benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, or charge; and any attempt to do so shall be void. No such Award or benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

9.5 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares of Common Stock covered by such Award upon any securities exchange or under any federal or state law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares of Common Stock pursuant to such Award may be withheld unless and until such listing, registration, or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Common Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

9.6 FDIA Limitations. Any actions by the Company under the Plan or any Award Agreement must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of the activities of the Company. Specifically, any payments to the Participant by the Company, whether pursuant to the Plan, an Award Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

9.7 Compensation Recovery Policy. Notwithstanding any provision of the Plan or an Award Agreement, the amount of any cash paid under an Award, any shares of Common Stock granted or issued under an Award, and any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time, and the Committee shall include a provision in Award Agreements to give effect to such policy.

9.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

9.9 Choice of Law. The laws of the State of New York shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

9.10 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

9.11 Interpretation. Whenever used in the Plan, nouns in the singular shall include the plural and the plural shall include the singular, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections in the Plan are inserted for convenience and reference only, and they do not constitute part of the Plan.

* * * * * * *

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	FINANCIAL INSTITUTIONS, INC.

	ANNUAL MEETING OF SHAREHOLDERS May 6, 2015

The undersigned hereby appoints Kevin B. Klotzbach and Sonia M. Dumbleton, or either of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 6, 2015 and at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.

	(Continued and to be signed on the other side.)

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ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

May 6, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available at asm.fiiwarsaw.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20333300000000000000 0			050615

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE THREE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3

AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Karl V. Anderson, Jr.		3. Vote to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan.	☐	☐	☐
O Erland E. Kailbourne
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert N. Latella		4. Ratifythe appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			5. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

May 6, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on May 5, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and annual report are available at asm.fiiwarsaw.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	20333300000000000000 0			050615

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE THREE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Karl V. Anderson, Jr.		3. Vote to approve the Financial Institutions, Inc. 2015 Long-Term Incentive Plan.	☐	☐	☐
O Erland E. Kailbourne
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert N. Latella		4. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			5. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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